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PROSPECTUS                                                  CUMULATIVE ISPO 1998


                               ARAMARK CORPORATION
                            ARAMARK Ownership Program

                                   Cumulative
                    Installment Stock Purchase Opportunities
                                47,573,369 Shares
                              Common Stock, Class B


         We are offering you an opportunity to participate in the ownership of ARAMARK through a purchase opportunity to acquire Company stock.

         In general, a purchase opportunity permits you to purchase shares of stock of ARAMARK at the appraisal price for the stock at the time you received the grant.

         To facilitate your ability to purchase stock, we have developed a program that permits you to defer up to 55% of the purchase price of the stock you buy. In addition to purchasing stock by personal check, you may sell or exchange stock of ARAMARK that you already own.

         Your ability to transfer stock which you purchase will be limited because ARAMARK's stock is not traded publicly and because by exercising your right to purchase stock through a purchase opportunity, you will become bound by the terms of a Stockholders' Agreement.

         This prospectus provides you with detailed information about stock purchase opportunities. In addition, you may obtain information about ARAMARK from documents that we have filed with the United States Securities and Exchange Commission ("SEC"). We encourage you to read this entire document carefully.

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                     See Page B-1 for Forms and Instructions

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                 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.
            Any representation to the contrary is a criminal offense.

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         The date of this prospectus is December 1, 1998. You should not assume that the information contained in this prospectus is accurate as of any date other than such date, and neither the delivery of this prospectus nor any sale made through its use shall create any implication to the contrary. This prospectus does not constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is not authorized or in any jurisdiction in which ARAMARK is not qualified to make such an offer or solicitation or to anyone to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS

     Where You Can Find More Information.........................    2

     Prospectus Summary..........................................    3

     Frequently Asked Questions..................................    4

     About This Prospectus.......................................   22

     The ARAMARK Ownership Program...............................   22

     The Deferred Payment Program................................   24

     U.S. Income Tax Considerations..............................   24

     Description of Equity Securities............................   25

     Experts.....................................................   26

     Documents Incorporated by Reference.........................   26

     Annex A -- Amended and Restated Stockholders' Agreement.....  A-1

     Annex B -- Exercise Forms and Instructions..................  B-1


                       WHERE YOU CAN FIND MORE INFORMATION

         ARAMARK files annual, quarterly and special reports, and other information with the SEC. You may read and copy any reports, statements or other information the Company files at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

         ARAMARK has filed registration statements to register with the SEC the Common Stock to be issued when you exercise a purchase opportunity granted under the ARAMARK Ownership Program. As allowed by SEC rules, this prospectus does not contain in it all the information you can find in the registration statements or exhibits or amendments to the registration statements.

         The Company will provide without charge to each person holding a purchase opportunity granted under the ARAMARK Ownership Program, upon the request of such person, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents. Written or telephone requests should be directed to ARAMARK Shareholder Services Group at First Union National Bank toll free at 1-888-96-OWNER (1-888-966-9637) at 123 South Broad Street, MCPA 1328, Philadelphia, PA USA 19109.

         If you have not received a copy of ARAMARK`s most recent annual report on Form 10-K, or if you have any questions about the ARAMARK Ownership Program or would like to obtain further information, you should call the ARAMARK Shareholder Services Group at First Union National Bank toll free at 1-888-96-OWNER (1-888-966-9637) at 123 South Broad Street, MCPA 1328,
Philadelphia, PA USA 19109.

         ARAMARK Corporation is a Delaware corporation with its principal offices located at ARAMARK Tower, 1101 Market Street, Philadelphia, PA 19107 (telephone 215-238-3000). When we use the word "Company" herein to describe ARAMARK, we are referring to ARAMARK Corporation and its subsidiaries unless the context otherwise requires.

                               PROSPECTUS SUMMARY

         This summary highlights selected information from this document and may not contain all of the information that is important to you. You should read carefully this entire document and the documents we have referred you to. See "Where You Can Find More Information."

The Company

         ARAMARK is a world leader in managed services including food and support services, uniform and career apparel and educational resources.

The ARAMARK Ownership Program

         The ARAMARK Ownership Program provides you with an opportunity to purchase shares of the Company at a price determined at the time your purchase opportunity is granted.

         Under the program you have received a grant certificate that entitles you to purchase a specific number of shares at certain installment exercise periods. The normal exercise period is December 15 to January 15 of each year. For unexercised purchase opportunities granted prior to September 1, 1998, the number of shares has been multiplied by three, and the grant price has been divided by three, as a result of the three-for-one stock split declared as of that date.

         Generally, each Cumulative Installment Stock Purchase Opportunity ("CISPO") is granted in three annual installments with the first installment becoming exercisable in approximately three years, or in six annual installments with the first installment becoming exercisable at the next normal installment exercise period.

Stockholders' Agreement

         By purchasing stock under the program you will be agreeing to be bound by the terms of a Stockholders' Agreement to which all management stockholders are parties.

         Under the Stockholders' Agreement, the stock owned by you can only be transferred in limited circumstances. In addition, upon your termination of employment, the Company may, but is not generally obligated to, repurchase your shares.

         A copy of the Stockholders' Agreement is attached as Annex A to this prospectus.

How to Purchase Shares

         To purchase stock under the program you must (1) complete the appropriate forms (see page B-1) and (2) pay the aggregate purchase price for the stock plus the aggregate amount of taxes required to be withheld (as computed in the exercise form).

Payment for the Shares

         You may pay for your stock (including any applicable withholding taxes) using any combination of the following:

         (1) defer a portion of the total purchase price under the ARAMARK Deferred Payment Program.

         (2) sell ARAMARK shares that you already own if the Internal Market is open at that time.

         (3) use ARAMARK shares that you currently own in a stock-for-stock exchange for up to the purchase price (not including required withholding taxes).

         (4) by personal check.

Other Factors

         Before you make a decision to invest in our Company, we urge you to read this prospectus and the Company's most recent annual report on Form 10-K and other information that we have filed with the SEC. See "Where You Can Find More Information."

                        FREQUENTLY ASKED QUESTIONS (FAQ)

         To assist you in better understanding purchase opportunities and the ARAMARK Ownership Program, we have answered certain frequently asked questions. For more complete answers to your questions, you should read the text of the Stockholders' Agreement (references to which appear in the answers) attached as Annex A to this prospectus. For your convenience, we have grouped the questions and answers by topic.

Topic                                                                   Q/A Nos.
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General.............................................................      1 - 3

Stock Purchase Opportunities
       General......................................................      4 - 9
       Cumulative Installment Stock Purchase Opportunities (CISPOs).     10 - 14

How to Purchase and Pay Taxes Due
       General......................................................     15 - 21
       Deferred Payment Program.....................................     22 - 34
       Borrowing....................................................       35
       Sale of Currently-Owned Shares...............................     36 - 37
       Stock-for-Stock Exchanges....................................     38 - 44

Stock Ownership
       General......................................................     45 - 48
       Transferring Shares..........................................     49 - 52
       Pledging Shares..............................................     53 - 55
       Appraisal Price..............................................     56 - 61

Sales While Employed
       General......................................................     62 - 64
       Internal Market..............................................       65
       Emergency Buy-Back Program...................................       66
       Offer-to-Sell................................................       67

Sales Upon Termination of Employment
       General......................................................     68 - 74
       Special One-Time Deferral Election...........................     75 - 76
       Stock Repurchase Policy......................................     77 - 80
       Installment Notes............................................     81 - 84

EMPLOYEES BASED IN COUNTRIES OTHER THAN THE  UNITED STATES
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The laws of your country may differ from U.S. laws in ways which affect the stock purchase opportunities and the ARAMARK Ownership Program. Although the answers to most of the following questions are generally applicable to employees based in countries other than the U.S. as well as U.S. based employees, the answers to certain questions have been changed, and certain additional questions and answers have been added to reflect the application of your country's tax and securities laws. These questions and answers are identified by shading and should be read in conjunction with the unshaded, generally applicable information to which they relate.

The application of your country's laws to the various aspects of the ARAMARK Ownership Program can be complex and can produce unintended results. We have had the ARAMARK Ownership Program and these questions and answers reviewed by legal and tax advisors from the jurisdictions indicated. However, ARAMARK cannot guaranty the accuracy of the answers or their applicability to your personal situation. You are urged to consult legal and tax advisors familiar with your country's laws.

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GENERAL
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1.   Q:  What is ARAMARK Corporation?

     A: ARAMARK Corporation, through its subsidiaries, provides and manages services, including food and support services, uniform and career apparel, and educational resources.

         ARAMARK is an employee-owned company: Management employees of ARAMARK and its subsidiaries directly own more than 72% of the equity of ARAMARK, and employee benefit plans own an additional 18% of the equity.

2.   Q:  What is the ARAMARK Ownership Program?

     A: The ARAMARK Ownership Program is the name used generally to describe the various documents, practices and policies under which ARAMARK provides opportunities to participate in the ownership of ARAMARK to selected management and other key employees.

         The Program comprises
         o the Restated Certificate of Incorporation and the Stockholders' Agreement, which govern the rights of ARAMARK stockholders generally,
         o the Combined Stock Ownership Plan and the other ownership and option plans, which govern the grants of purchase opportunities, and
         o the various ARAMARK practices and policies from time to time in effect, such as the internal market, the emergency buyback program, the deferred payment program, the special one-time deferral election and the stock repurchase policy.

3.   Q:  Who administers the ARAMARK Ownership Program?

     A: Generally, the Corporate Compensation and Benefits Department, under the direction of the Human Resources, Compensation and Public Affairs Committee of the Board of Directors (the Committee) administers the ARAMARK Ownership Program. (Section 3.03) Decisions and interpretations of the Committee, or of the Department, regarding the Program are final and binding on all participants as long as they do not conflict with the specific terms of the Stockholders' Agreement, of ARAMARK's ownership and option plans, or of specific grant certificates. In addition, unless prohibited by specific terms of the Stockholders' Agreement, of ARAMARK's option plans, or of specific grant certificates, the Committee may amend, modify, discontinue, or vary the terms of the Program at any time for all transactions generally or for any specific transaction.

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STOCK PURCHASE OPPORTUNITIES
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--GENERAL
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4.   Q:  What is a Stock Purchase Opportunity?

     A: The Board of Directors (or the Committee), upon the advice and recommendation of senior management, approves the grant of opportunities to participate in the ownership of ARAMARK to selected management employees. This opportunity to purchase ARAMARK Common Stock is called a Stock Purchase Opportunity and is made in the form of a grant certificate.

         Individual grants are generally made in connection with hires, promotions and other forms of recognition of performance.

5. Q: Are the shares of Common Stock being offered the same as the shares owned by current management investors?

     A: Yes, they are shares of Class B Common Stock with the same rights and obligations to which current management investors are subject under the Stockholders' Agreement.

6.   Q:  Am I obligated to purchase shares?

     A: No. Any exercise of all or any portion of your purchase opportunity by you is strictly voluntary.

7.   Q:  What is the purchase price per share?

     A: The price per share for your purchase opportunity is set at the time your purchase opportunity is granted. The grant price per share appears on your grant certificate and represents the Appraisal Price based on the most recent available independent appraisal at the time of grant. The grant price per share remains fixed subject to adjustments for stock dividends, stock splits, reorganizations, mergers, or the like as described in Question 8.

8. Q: Is my purchase opportunity adjusted in the event of a Common Stock dividend, split, reorganization, merger, or the like?

     A: In such cases your purchase opportunity will be equitably adjusted, if appropriate, as determined by the Human Resources, Compensation and Public Affairs Committee of the Board of Directors.

         For unexercised purchase opportunities granted prior to September 1, 1998, the grant price per share has been divided by three, and the number of shares subject to the purchase opportunity has been multiplied by three, as a result of the three-for-one stock split declared as of that date. ARAMARK annually distributes statements with the terms of each holder's purchase opportunities, adjusted if appropriate, for activity since the prior statement.

Employees based in countries other than the U.S.:

9.   Q:  Is there any U.S. dollar exchange risk in investing in ARAMARK Common
         Stock?

     A: Yes. Since the shares are valued in U.S. dollars, the currency exchange risk is borne by the employee.

         Generally, this exchange risk represents the change in your country's currency as compared to the U.S. dollar between the dates of purchase of the stock and the sale of the stock.

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-- CUMULATIVE INSTALLMENT STOCK PURCHASE
   OPPORTUNITIES (CISPOS)
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10. Q. When can I exercise my Cumulative Installment Stock Purchase Opportunity and purchase shares?

     A. You may exercise your CISPO only in the installments authorized on your grant certificate and only during the installment exercise periods. There is a minimum and maximum number of shares you can purchase in each installment, but the unexercised portion of an installment may cumulate and be exercised in subsequent exercise periods.

         In effect, a CISPO is generally similar to an ISPO, but in addition has a "cumulative" feature.

         Generally, a CISPO is granted in three annual installments with the first installment becoming exercisable in approximately three years, or in six annual installments with the first installment becoming exercisable at the next normal installment exercise period. The normal installment exercise period is December 15 to January 15 of each year. You should refer to your grant certificate for the installments applicable to your CISPO.

11.  Q:  How many shares can I purchase in each installment?

     A: In any installment, you may exercise up to the maximum number of shares set forth for such Installment in your grant certificate plus the cumulative unexercised shares, if any, from all prior installments. No exercise may be made for less than 100 shares.

         For unexercised CISPOs granted prior to September 1, 1998, the number of shares has been multiplied by three as a result of the three-for-one stock split declared as of that date. Statements with the terms of each holder's purchase opportunities are distributed annually, adjusted if appropriate, for activity since the prior statement.

12. Q: Can I still exercise a subsequent installment even if I do not exercise the first installment?

     A:  Yes.

13. Q: If I do not exercise an installment for the maximum, what happens to the unexercised portion of the installment?

     A: Any unexercised portion of any installment will cumulate and may be exercised during any subsequent installment exercise period.

14.  Q:  What if my employment is terminated?

     A: Your CISPO is canceled if your employment with ARAMARK and its subsidiaries (or any entity designated by the Board of Directors in which ARAMARK continues to own an equity interest) is terminated for any reason. Unless you are terminated for cause, you may exercise your CISPO at any time during the three months following your termination (but not after the expiration date of your CISPO) to buy those shares which were exercisable during the installment exercise period preceding your termination.

         If you become permanently disabled or die while employed by ARAMARK and its subsidiaries (or any entity designated by the Board of Directors in which ARAMARK continues to own an equity interest), you (or your legal representative) may exercise your CISPO at any time during the 12 months after your disability or death (but in any case not after the expiration date) to buy those shares which were exercisable during the installment exercise period preceding your disability or death.

         You will own any shares you purchased pursuant to any prior exercises of installments. However, all of the shares you own will be subject to ARAMARK's right to repurchase pursuant to the Stockholder's Agreement.

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HOW TO PURCHASE AND PAY TAXES DUE
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-- GENERAL
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15.  Q: How do I purchase shares of Common Stock?

     A: To exercise an installment of your purchase opportunity and purchase shares, you must deliver to ARAMARK at the Philadelphia address shown in the mailing instructions o your properly completed exercise forms and o payment of the correct purchase price in U.S. dollars plus the aggregate amount of applicable taxes required to be withheld or collected.

        You must deliver these items before the last day of the exercise period. Instructions for computing taxes required to be withheld are included on the exercise form.

Employees based in countries other than the U.S. and Canada:
        To better assure that your forms are properly completed and timely received by ARAMARK, you should forward your completed exercise forms and payment in your own country's currency to the local ARAMARK address that appears on the mailing instructions for preliminary review by your ARAMARK manager. Your ARAMARK manager will review your forms, convert your payment into U.S. dollars, and forward the forms and payment to ARAMARK in Philadelphia. Withholding tax on your exercise will be paid to the appropriate taxing authority and your payroll and tax records will be updated for the exercise by the ARAMARK subsidiary company for which you work. Your purchase occurs at the time your properly completed forms and your correct purchase price payment are received and processed by ARAMARK in Philadelphia. To ensure that you meet the deadline for submission of your exercise materials to Philadelphia, you should deliver your completed forms and payment to your ARAMARK manager no later than January 11, 1999.

Canada based employees:
        As in prior years, the check you send to exercise your opportunities should be drawn in U.S. dollars and should be sent to the Philadelphia address shown in the mailing instructions.

Spain based employees:
        As well as completing the exercise forms, ARAMARK understands that you will be required to complete form MC-10A and file it with the Directorate for Foreign Investments and Commercial Transactions.

        In addition, if the aggregate purchase price for the purchase opportunities that you are exercising is more than 1,000,000 ptas. (including required withholding), then you are also required to complete form B3 and file it with your employer.

        In addition, if the aggregate purchase price for the purchase opportunities that you are exercising is more than 500,000 ptas. (including required withholding) and you are obtaining all or part of the purchase price from a bank, then you must notify the bank of the details of the transaction.

        Copies of the required forms and form of notification are available from your employer. If you complete and forward to your ARAMARK manager these government required forms along with your completed exercise forms and payment, then your ARAMARK manager will file the completed forms on your behalf.

16.  Q: How do I make payment for the purchase price?

     A: You may be eligible to use a combination of any of the following means to pay for the aggregate purchase price (including any required withholding taxes) upon exercise of your purchase opportunity:
        o by personal check,
        o the ARAMARK Deferred Payment Program,
        o the use of proceeds from borrowing from Wachovia Bank or another lending institution,
        o the sale of shares of Common Stock, and
        o the use of shares of Common Stock that you currently own in a stock-for-stock exchange for up to the purchase price (not including any required withholding taxes).

Employees based in countries other than the U.S.:

     The program with Wachovia Bank, discussed elsewhere in this prospectus, is not available for employees based in countries other than the U.S. You may, however, borrow from other lending institutions to pay your purchase price. Your payment to ARAMARK for the purchase price of your shares must be in U.S. currency. If your exercise is subject to withholding taxes, your payment for the withholding taxes must be in your local currency. Please see the instructions in Annex B and the end of this prospectus.

Employees based in countries other than the U.S. and Canada:
         ARAMARK understands that laws of countries outside the U.S. and Canada do not permit the favorable "like-kind" tax treatment accorded to stock-for-stock exercises in the U.S. and Canada. Accordingly, stock-for-stock exercises will not be available to employees outside the U.S. and Canada.

17.  Q:  What taxes will I owe when I exercise a purchase opportunity?

     A: All outstanding purchase opportunities are non-qualified options for U.S. income tax purposes. Under current U.S. tax laws, granting of such options is not a taxable event. When you exercise a purchase opportunity, the difference (if any) between the exercise price and any higher Appraisal Price of the Common Stock at the time of the exercise is considered ordinary taxable income. ARAMARK is required to withhold taxes at the time of the exercise. These taxes include a required 28% for U.S. income taxes, plus social security taxes (if appropriate) and applicable state income and unemployment taxes (depending on the state in which you are employed). Based on present law, an amount equal to 38% of the difference (spread) between exercise price and Appraisal Price is normally withheld by ARAMARK and applied toward these taxes. This amount is not necessarily the entire amount of tax that you will owe as a result of this exercise. Additional tax, including additional withholding and estimated tax payments, may be required to meet your full tax liability due to this exercise. You should discuss your particular situation with your tax advisor.

Belgium based employees:
         ARAMARK understands that, under current Belgian income tax laws:
         o no income will be recognized by the employee at time of grant; and
         o upon exercise of a purchase opportunity, you must treat as taxable income any excess (spread) of the Appraisal Price over the exercise price.

Canada based employees:
         ARAMARK understands that, under current Canadian federal income tax laws:
         o no income will be recognized by the employee at the time of grant;
         o upon exercise of a purchase opportunity, the employee must treat as a taxable benefit from employment any excess (spread) of the Appraisal Price over the exercise price of the purchase opportunity; and
         o the employee may be entitled to deduct one-quarter of the benefit in computing taxable income.

Czech Republic based employees:
         ARAMARK understands that under current Czech income tax laws:

         o at the time of grant you will not recognize any taxable income; and
         o upon exercise of a purchase opportunity, you must treat as employment type of income any excess (spread) of the Appraisal Price over the exercise price.

Germany based employees:
         ARAMARK understands that under current German income tax laws:
         o at the time of grant you will not recognize any taxable income; and
         o upon exercise of a purchase opportunity, you must treat as taxable income any excess (spread) of the Appraisal Price over the exercise price; and
         o if the spread is less than one-half the Appraisal Price and is less than DM300, the entire spread may be excluded from income, provided that the acquired shares are held at least six years.

Spain based employees:
         ARAMARK understands that under current Spanish income tax laws:
         o at the time of grant you will not recognize any taxable income; and
         o upon exercise of a purchase opportunity, you must treat as taxable salary compensation in kind any excess (spread) of the Appraisal Price over the exercise price. (For exercises of purchase opportunities more than one year after the opportunities were granted, the resulting "spread" is treated as irregular taxable salary compensation in kind which, ARAMARK understands, may be taxed at more favorable rates than regular taxable salary compensation in kind.)

United Kingdom based employees:
         ARAMARK understands that under current United Kingdom income tax laws:
         o at the time of grant you will not recognize any taxable income; and
         o upon exercise of a purchase opportunity, you must treat as taxable income any excess (spread) of the Appraisal Price over the exercise price.

18. Q: Will ARAMARK report the taxable income (if any) that I realize upon the exercise of my purchase opportunity?

     A: For U.S. based employees, the taxable income (if any) and the taxes withheld will be reported to the IRS on your W-2 form for the year in which the purchase occurs. The purchase occurs at the time your completed exercise forms and your purchase price payment are received and processed by ARAMARK.

         For example, if your exercise forms and purchase price payment for the appropriate installment are received by ARAMARK in December 1998, the taxable income and the taxes collected will be reported on your W-2 form for 1998; and if they are received in January 1999, the taxable income and the taxes collected will be reported on your W-2 form for 1999. You may wish to consult with your tax advisor when considering the time, within an installment exercise period, to exercise a purchase opportunity.

Belgium based employees:
         If you exercise a purchase opportunity, then ARAMARK will report any taxable income and any taxes withheld on your salary slip (281.10) and summary form (325.10) for the year in which the purchase occurs.

Canada based employees:
         If you exercise a purchase opportunity, then ARAMARK will report any taxable income and any available one - quarter deduction to Revenue Canada on a T-4 form for the year in which the purchase occurs. Reporting to provincial tax authorities will also be made, as required.

Czech Republic based employees:
         If you exercise a purchase opportunity, then ARAMARK will report to the financial authorities the taxable income derived from employment and any taxes withheld for the year in which the purchase occurs.

Germany based employees:
         If you exercise a purchase opportunity, then ARAMARK will report the taxable income and any taxes withheld on your wage tax card for the year in which the purchase occurs.

Spain based employees:
         If you exercise a purchase opportunity, then the taxable salary compensation and any taxes withheld will be reported by ARAMARK for the year in which the purchase occurs.

United Kingdom based employees:
         If you exercise a purchase opportunity, then ARAMARK will report the details of the transaction to the Inland Revenue.

19. Q: How do I compute the amount of withholding tax I must deposit with ARAMARK when exercising an installment?

     A: A portion of the exercise form (included in this prospectus as Annex B) guides you through the computation of the estimated amount to be withheld or collected to cover applicable taxes.

20.  Q: How are estimated withholding taxes collected?

     A: It is possible (depending on your personal situation and the state in which you are employed) that the amount estimated at 38% to be withheld or collected will not be sufficient to cover the actual taxes ARAMARK is required to withhold at the time of exercise. In such event, additional taxes may be withheld from subsequent paychecks. If the actual amount required to be withheld is less than the estimated amount, the difference will be refunded in a subsequent paycheck.

Belgium based employees:
         ARAMARK is required to withhold taxes at a rate based on all of your income derived from employment.

         For exercises of purchase opportunities, ARAMARK will require you to deposit 38% of the spread as an estimate of the required withholding taxes.

         This amount is not necessarily the entire amount of tax that you will owe as a result of this exercise. Additional tax may be required to meet your full tax liability due to this grant or exercise. You should discuss your particular situation with your tax advisor.

         It is possible (depending on your personal situation) that the amount estimated at 38% to be withheld or collected will not be sufficient to cover the actual taxes ARAMARK is required to withhold at the time of grant or exercise. In such event, additional taxes may be withheld from subsequent paychecks. If the actual amount required to be withheld is less than the estimated amount, the difference will be refunded in a subsequent paycheck.

Canada based employees:
         ARAMARK understands that it is the administrative position of Revenue Canada that a taxable benefit recognized upon the exercise of a purchase opportunity is not subject to tax withholding. ARAMARK will, therefore, require no deposit from you to cover taxes due to your exercise. You are responsible for paying any required tax, including any personal tax installments. You are urged to discuss your particular situation with your tax advisor.

Czech Republic based employees:
         ARAMARK understands that it is required to withhold taxes for employment type of income at the rate used for all of your income derived from employment. ARAMARK will require you to deposit 38% of the spread as an estimate of the required withholding taxes. This amount is not necessarily the entire amount of tax that you will owe as a result of this exercise. Additional tax may be required to meet your full tax liability due to this exercise. You should discuss your particular situation with your tax advisor.

         It is possible (depending on your personal situation) that the amount estimated at 38% to be withheld or collected will not be sufficient to cover the actual taxes ARAMARK is required to withhold at the time of exercise. In such event, additional taxes may be withheld from subsequent paychecks. If the actual amount required to be withheld is less than the estimated amount, the difference will be refunded in a subsequent paycheck.

Germany based employees:
         ARAMARK understands that it is required to withhold taxes for this income at a rate based on all of your income derived from employment. ARAMARK will require you to deposit 38% of the spread as an estimate of the required withholding taxes. This amount is not necessarily the entire amount of tax that you will owe as a result of this exercise. Additional tax may be required to meet your full tax liability due to this exercise. You should discuss your particular situation with your tax advisor.

         It is possible (depending on your personal situation) that the amount estimated at 38% to be withheld or collected will not be sufficient to cover the actual taxes ARAMARK is required to withhold at the time of exercise. In such event, additional taxes may be withheld from subsequent paychecks. If the actual amount required to be withheld is less than the estimated amount, the difference will be refunded in a subsequent paycheck.

Spain based employees:
         ARAMARK understands that it is required to withhold taxes for taxable salary compensation in kind at the same rates as ordinary cash salary.

         For exercises of purchase opportunities, ARAMARK will require you to deposit 38% of the spread as an estimate of the required withholding taxes. This amount is not necessarily the entire amount of tax that you will owe as a result of this exercise. Additional tax may be required to meet your full tax liability due to this grant or exercise. You should discuss your particular situation with your tax advisor.

         It is possible (depending on your personal situation) that the amount estimated at 38% to be withheld or collected will not be sufficient to cover the actual taxes ARAMARK is required to withhold at the time of exercise. In such event, additional taxes may be withheld from subsequent paychecks. If the actual amount required to be withheld is less than the estimated amount, the difference will be refunded in a subsequent paycheck.

United Kingdom based employees:
        ARAMARK understands that it is required to account for the income tax arising on exercise via the PAYE system, in line with your salary and other payments. ARAMARK will require you to deposit 38% of the spread as an estimate of the required withholding taxes.

        It is possible (depending on your personal situation) that the amount estimated at 38% to be withheld or collected will not be sufficient to cover the actual taxes ARAMARK is required to withhold at the time of exercise. In such event, additional taxes may be withheld from subsequent paychecks. If the actual amount required to be withheld is less than the estimated amount, the difference will be refunded in a subsequent paycheck.

        By signing your exercise form, you will be giving ARAMARK your authorization to collect 38% tax withholding at the exercise and to make any additional tax withholding from your subsequent pay checks required to meet your PAYE obligation following your exercise.

21. Q: How will I know what the Appraisal Price of the Common Stock is during the exercise period when I can exercise a stock purchase opportunity?

     A: ARAMARK's current practice is to have the Common Stock independently appraised quarterly (December 1, March 1, June 1, September 1) by an independent appraiser. The Appraisal Price at December 1, 1998 was $11.90 (see Questions 56 through 61).
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-- DEFERRED PAYMENT PROGRAM
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22.  Q: What is the Deferred Payment Program?

     A: The Deferred Payment Program is an ARAMARK program that allows you to purchase shares of Common Stock for certain installments pursuant to your exercise of a CISPO and to defer paying a portion of the purchase price.

23.  Q: Who is eligible to participate in the Deferred Payment Program?

     A: You may defer a portion of your purchase price, including withholding taxes for any installment. If you have already used the Deferred Payment Program for the exercise of a CISPO, please contact Marie Paschall (215) 238-3194 to determine the eligible amount for subsequent exercises.

24. Q: Will the Deferred Payment Program be offered for exercises in the future?

     A: ARAMARK anticipates the Deferred Payment Program will be offered annually. However, the Board of Directors may cancel or modify the Deferred Payment Program at any time.

25.  Q: Do I have to participate in the Deferred Payment Program?

     A: No.  Any participation by you is strictly voluntary.

26. Q: How much of the purchase price payment may I defer under the Deferred Payment Program?

     A. You may defer amounts up to 55% of your purchase price, including withholding taxes. If you have already used the Deferred Payment Program for the exercise of a CISPO, please contact Marie Paschall (215) 238-3194 to determine the eligible amount for subsequent exercises.

27.  Q: How do I elect to participate in the Deferred Payment Program?

     A: The exercise forms included in Annex B provide for your electing to participate in the Deferred Payment Program. A portion of the exercise form guides you through the election and computation of the amount of payment you may defer.

28.  Q: What are the terms of the Deferred Payment Program?

     A: The deferred payment, plus interest, is due on the March 15 next following the third anniversary of the date the purchase opportunity is exercised. For example, for a purchase opportunity exercised in January 1999, the deferred payment is due on March 15, 2002. Interest accrues at an interest rate to be set at the time the purchase opportunity is exercised and is payable at the same time the deferred payment is due. (The interest rate is based on the U.S. prime rate at the time the rate is set.) Shares with an aggregate Appraisal Price equal to 133% of the amount of the deferred payment are pledged to secure the deferred payment obligation. If you sell or otherwise transfer any of such shares, the entire deferred payment becomes due at the time of the sale. If payment is not received when due, ARAMARK will repurchase a sufficient number of shares to cover the amount due.

         Deferred obligations are demand obligations and, as such, may be called at any time by ARAMARK. ARAMARK does not intend, but reserves the right, to call obligations under the Deferred Payment Program.

29. Q: Can I delay the payment of my deferred payment obligation beyond the maturity date?

     A: On the maturity due date, you may choose to delay the payment of the principal amount for an additional three years subject to the payment of interest on the original maturity date. You may extend a deferred obligation only once. Interest must still be paid on the original due date. At the time of the extension, a new interest rate will be set for the extension period. ARAMARK will make available the required extension forms prior to maturity.

30. Q: Will I be able to sell shares to pay my deferred payment obligation at the time it becomes due?

     A: ARAMARK intends to allow you to sell shares at that time. However, all repurchases of shares by ARAMARK must be approved by the Board of Directors and are subject to the ability of ARAMARK to do so under its financing agreements.

31.  Q: Can I prepay my deferred payment obligation?

     A: Yes. You may prepay all or a part of your deferred payment obligation at any time before it becomes due. Partial payments are applied first to interest due and then reduction of principal.

32. Q: What are the anticipated income tax consequences to me for participation in the Deferred Payment Program?

     A: The tax consequences of exercising your purchase opportunity installment will not change. Generally, for U.S. based employees, the interest paid at the time of making the deferred payment would be treated under U.S. income tax law as investment interest. Accordingly, it may be deductible, but only to the extent of investment income received during the year the interest is paid. "Investment income" does not include any income taxed at the favorable capital gains rate. As a result, you may not be able, or wish, to deduct deferred payment interest when you pay it. However, investment interest expense, including deferred payment interest, that is not deducted for U.S. income tax purposes may be carried forward indefinitely until it is used. You are urged to discuss this matter with your tax advisor.

Belgium based employees:
         ARAMARK understands that under current Belgian law, the interest would not be deductible in your personal income tax.

Canada based employees:
         ARAMARK understands that generally, under current Canadian law, interest is deductible where it is paid to acquire income-producing property. ARAMARK does not now regularly pay dividends on its stock, nor are such dividend payments planned for the foreseeable future. As a result, ARAMARK believes there may be an issue as to whether interest paid under the Deferred Payment Program would be deductible against Canadian income tax. You are urged to discuss this matter with your tax advisor.

Czech Republic based employees:
         ARAMARK understands that under current Czech law, the interest you pay would not be deductible in your personal income tax.

Germany based employees:
         ARAMARK understands that under current German tax law, interest paid to acquire a capital asset such as ARAMARK stock is deductible only to the extent that ordinary income, such as dividends, is derived from that investment. ARAMARK does not now regularly pay dividends on its stock, nor are such dividend payments planned for the foreseeable future. As a result, ARAMARK believes that interest paid under the Deferred Payment Program probably would not be deductible against German income tax. You are urged to discuss this matter with your tax advisor.

Spain based employees:
         ARAMARK understands that under current Spanish law, the interest you pay would not be deductible in your personal income tax.

United Kingdom based employees:
         ARAMARK understands that under current United Kingdom law, the interest you pay would not be a deductible expense for income tax purposes.

33. Q: Will my obligation to pay the deferred payment be treated as debt for my personal credit purposes?

     A: Any decision regarding your personal credit, whether for a home mortgage or otherwise, would be made by a lender. ARAMARK understands that generally the deferred payment obligation would be treated as debt for personal credit purposes by lenders.

34. Q: May I participate in the Deferred Payment Program if I am also participating in the Wachovia Bank loan program referred to in Question 35?

     A: Yes. However, your eligibility for the Wachovia Bank loan program is determined solely by the bank.

--------------------------------------------------------------------------------
-- BORROWING
--------------------------------------------------------------------------------
35. Q: Can I borrow money to purchase the shares covered by my purchase opportunity?

     A: Yes. Generally, if you wish to borrow money to purchase shares, you must make your own financing arrangements with outside lenders. See Questions 53 through 55 concerning your ability to pledge your shares to a lender.

         Wachovia Bank has developed a special loan program for ARAMARK U.S. based employees for the period of December 15, 1998 to January 15, 1999. Information concerning the loan program is available from Stephen Gray or Steve Slewitzke at 1-800-724-8865. Eligibility for the program is determined by Wachovia Bank.

--------------------------------------------------------------------------------
-- SALE OF CURRENTLY-OWNED SHARES
--------------------------------------------------------------------------------
36. Q: How can I sell shares of Common Stock that I currently own to pay the purchase price?

     A: You may sell shares of Common Stock in the internal market that is being conducted concurrently with the December 15 to January 15 installment exercise period (see Question 65). If you exercise your purchase opportunity during such internal market period, you may have the cash proceeds of such sale applied to pay all or a portion of the purchase price. The necessary forms and instructions are included in Annex B.

37. Q: What are the tax consequences if I sell shares to raise cash to exercise my purchase opportunity?

     A: For U.S. based employees, the sale of Common Stock is a taxable event. In most cases, any gain or loss upon disposition of shares (measured by reference to the Appraisal Price of the shares on the date of exercise) may be treated as capital gain or loss. The tax consequences of selling shares are not affected by whether or not you use the proceeds of such sale to exercise other purchase opportunities. Taxes due from the sale of shares must be paid in addition to the taxes due on the exercise of purchase opportunities. Again, you are urged to discuss your particular situation with your tax advisor.

--------------------------------------------------------------------------------
-- STOCK-FOR-STOCK EXCHANGES
--------------------------------------------------------------------------------

Employees based in countries other than the U.S. and Canada:

        ARAMARK understands that laws of countries outside the U.S. and Canada do not permit the favorable "like-kind" tax treatment allowed for stock-for-stock exercises in the U.S. and Canada. Accordingly, stock-for-stock exercises are not beneficial to employees outside the U.S. and Canada and, therefore, will not be available to them. Stock-for-stock exercises in other countries would be taxed the same as actual sales of shares of common stock to pay for the exercise of purchase opportunities. If you wish to use the value of shares you already hold to help pay for your exercise, you should actually sell shares in the Internal Market, using the forms included in Annex B. You are encouraged to consult your tax advisor regarding your country's specific rules for such exercises.

38.  Q: What is a stock-for-stock exchange?

     A: The effect of a stock-for-stock exchange is much the same as if you sold shares and used the cash proceeds to pay a portion of the purchase price. However, in countries where stock-for-stock exchange is permitted, there is a significant tax difference in that no taxable capital gain is currently generated by the use of a stock-for-stock exchange.

39.  Q: What is the benefit of using the stock-for-stock exchange method?

     A: Where stock-for-stock exchange is permitted, you can avoid recognizing any gain for income tax purposes that you would otherwise recognize if you sold shares that you currently own and then used the cash proceeds to pay the exercise price.

40. Q: What are the tax consequences if I use the stock-for-stock exchange method?

     A: Where stock-for-stock exchange is permitted, your taxable income from the stock-for-stock exchange is the same as if it were an exercise for cash: namely, your taxable income is equal to the difference between the exercise price and the Appraisal Price and is taxable at ordinary rates and subject to withholding.

         The U.S. tax basis and holding period for the shares that you currently own and use in the stock-for-stock exchange remain unchanged. The tax basis of the additional shares you receive in the exercise is equal to the current Appraisal Price at the time of the exercise, and their holding period commences with the date of exercise.

Canada based employees:
        ARAMARK understands that taxable income results only from the exercise and is calculated as explained in Question 17. There should be no capital gain or loss on the disposition of the old shares. The tax cost of the new shares you receive on the exercise will be equal to the tax cost of the old shares plus the amount of the taxable benefit (not reduced by the deduction allowed for one-quarter of the income realized on exercise) included in your income in respect of the new shares (plus any other cash you pay towards the purchase price). This tax cost is then averaged with the tax cost of other identical shares held by the employee.

41.  Q: How do I use the stock-for-stock exchange method?

     A: A portion of the exercise form in Annex B guides you through the computation of how many currently owned shares will be needed in your stock-for-stock exchange. You may use any shares that you (or you and your spouse jointly) have owned for more than six months in a stock-for-stock exchange -- even shares that are pledged to ARAMARK in the Deferred Payment Program.

42.  Q: Who is eligible to use a stock-for-stock exchange?

     A: Generally, U.S. based and Canada based employees may use the stock-for-stock exchange method for any installment of a CISPO.

43. Q: How much of the purchase price can be paid using the stock-for-stock exchange method?

     A: You may use the stock-for-stock exchange method to cover up to, but not more than, the exercise price (not including any applicable withholding taxes). For example, if the exercise price for 100 shares is $3.25 per share (or $325.00) and the Appraisal Price at exercise is $10.00 per share, then you may use 32 shares that you currently own in the stock-for-stock exchange method to pay $320.00 of the exercise price with the balance of $5.00 (plus required withholding taxes) being paid through the other available methods. You may not use 33 shares, because 33 times $10.00 (or $330.00) exceeds the exercise price of $325.00.

44. Q: What are the restrictions on the shares I use in a stock-for-stock exchange?

     A: You may use shares in a stock-for-stock exchange only if the shares are owned by you (or you and your spouse jointly) and only if the shares have been owned for more than six months. In addition, shares that you use in the stock-for-stock exchange method, like the shares you acquire in an exercise of a purchase opportunity, are not eligible for sale in the internal market during the six months after the exercise.

--------------------------------------------------------------------------------
STOCK OWNERSHIP
--------------------------------------------------------------------------------
-- GENERAL
--------------------------------------------------------------------------------

45. Q: Will I receive a stock certificate for the shares of Common Stock that I purchase?

     A: No. All shares will be issued in uncertificated form. ARAMARK will send a profile report to you in place of a certificate after each transaction.

         ARAMARK also distributes each December annual statements with the stock holdings and terms of each holder's outstanding purchase opportunities.

46. Q: Can I have the shares registered jointly in my name and my spouse's name?

     A: Yes. You can register shares in the names of you and your spouse as joint tenants, provided both you and your spouse sign the exercise form. (Introduction to the Stockholders' Agreement) See Questions 49 through 52 for more information.

         If you are utilizing the Deferred Payment Program, both of you must also sign the Obligation Note, which is included with the exercise forms.

Canada based employees:
         To register shares as joint tenants in your name and your spouse's name you must first transfer the shares to such joint holding following your exercise of your purchase opportunity. Canadian securities laws generally do not permit a trade of shares by Canadian-resident holders. However, ARAMARK has obtained relief from each of the Ontario and Quebec Securities Commissions from restrictions on transfer that otherwise would apply. The relief granted by the Commissions permits Employees to transfer shares to prescribed groups of persons, including their spouse (see Question 50). To register shares in the names of you and your spouse as joint tenants, both you and your spouse must sign the exercise form. (Introduction to the Stockholders' Agreement)

         There may be tax consequences from registering shares in joint name that differ from the consequences of registering them in solely the employee's name. You are urged to consult with your tax advisor if you are considering registration in joint name.

47.  Q:  Will I receive dividends on the Common Stock?

     A: If the Board of Directors declares a dividend, holders of Common Stock on the dividend record date will be entitled to receive that dividend.

48. Q: Will I be entitled to vote on any matters submitted to a vote of ARAMARK Corporation stockholders?

     A: Yes. You will generally be free to vote your shares in any manner you choose on any matters properly presented to the stockholders. (Sections 12 and 16.04)

--------------------------------------------------------------------------------
-- TRANSFERRING SHARES
--------------------------------------------------------------------------------

49.  Q:  May I transfer my shares of Common Stock?

     A: Generally, you may not sell or otherwise transfer your shares of Common Stock (other than in certain limited instances). (Section 2.01)

50. Q: May I transfer my shares of Common Stock for estate or tax planning purposes?

     A: Yes. You may transfer your shares for estate or tax planning purposes as gifts to your spouse, child, grandchild or parent or a trust for the benefit of any of them or to a qualifying charitable organization. You may also make other transfers to your family members, their trusts or other entities if the transfer is approved by ARAMARK's Board of Directors. (Section 3.01)

Canada based employees:
         Canadian securities laws generally do not permit trades of shares by Canadian-resident holders. ARAMARK has obtained certain relief from each of the Ontario and Quebec Securities Commissions from restrictions on transfer that otherwise would apply.

         The relief granted by the Ontario Securities Commission permits Ontario-resident employees and senior officers of ARAMARK Canada Ltd. and its subsidiaries (collectively called "Employees") to transfer shares only to
                                       14

         "Eligible Persons" provided it is done in compliance with the Stockholders' Agreement. Subsequent transfers of shares are similarly restricted to other Eligible Persons. "Eligible Persons" are: (i) spouses of Employees, (ii) minor children of Employees, (iii) corporations controlled by Employees and/or their spouses where the Employee is an officer and director of the corporation and where all the shares of the corporation are owned at all times by any combination of the Employee, the spouse of the Employee and children of the Employee and/or the children of the Employee's spouse or the respective offspring of the children of the Employee, (iv) trusts where all the beneficiaries are any combination of the Employee, the spouse of the Employee, the children of the Employee and/or children of the Employee's spouse and the offspring of the children of the Employee, and where at least one of the trustees is the Employee, and (v) registered retirement savings plans of the Employee or Eligible Person and/or personal holding corporations of the Employee or Eligible Persons.

         The relief granted by the Quebec Securities Commission permits Quebec-resident holders of shares to transfer shares in accordance with the Stockholders' Agreement. Pursuant to the Stockholders' Agreement, you may transfer your shares for estate or tax planning purposes as gifts to your spouse, child, grandchild or parent or a trust for the benefit of any of them or to a qualifying charitable organization. Pursuant to the Stockholders' Agreement, you may also make other transfers to your family members, their trusts or other entities if the transfer is approved by ARAMARK's Board of Directors. (Section 3.01)

         ARAMARK understands that where shares are gifted to permitted transferees, a taxable disposition may be deemed to occur, depending upon the employee's relationship to the permitted transferee. Furthermore, subsequent dividends paid on shares gifted to permitted transferees and gains realized from subsequent sales of gifted shares may be attributed back to the employee, again depending on the employee's relationship to the permitted transferee. You are urged to discuss with your tax advisor the tax consequences of any gift of shares that you may consider making.

Spain based employees:
         ARAMARK understands that transfers of shares to permitted transferees may be treated as taxable dispositions of those shares, subject to capital gain taxation. You are urged to discuss with your tax advisor the tax consequences of any gift of shares that you may consider making.

UK based employees:
         ARAMARK understands that transfers of shares to permitted transferees may be treated as taxable dispositions of those shares, subject to capital gain taxation, depending upon the employee's relationship to the permitted transferee. You are urged to discuss with your tax advisor the tax consequences of any gift of shares that you may consider making.

51.  Q:  Are these permitted transfers subject to any conditions?

     A: Yes. The transferee must sign a form available from ARAMARK confirming that he or she is acquiring the shares subject to all the terms and conditions of the Stockholders' Agreement, and such form must be delivered to ARAMARK before the transfer. (Section 2.03(a))

52. Q: When will I be able to transfer my shares freely without having to comply with the restrictions on transfer contained in the Stockholders' Agreement?

     A: Generally, the Stockholders' Agreement will continue in force unless the stockholders who are parties to the Agreement and ARAMARK vote to terminate or change it. (Section 11)

--------------------------------------------------------------------------------
-- PLEDGING SHARES
--------------------------------------------------------------------------------

53.  Q:  May I pledge my shares of ARAMARK Common Stock?

     A: Yes. You may pledge your shares to a commercial bank, savings and loan institution, or any other lending or financial institution as security for your indebtedness. However, you may do so only if the lender agrees that, upon realization of its security, the lender will dispose of the shares only in compliance with the terms of the Stockholders' Agreement. (Section 3.02) If you are eligible and elect to participate in ARAMARK's Deferred Payment Program, you will be required to pledge shares to ARAMARK (see Question 28).

54.  Q:  Will the pledged shares be subject to the Stockholders' Agreement?

     A:  Yes.

55. Q: Will I be able to sell pledged shares in the internal market or under the Emergency Buyback Program?

     A:  Yes. However, for shares pledged to ARAMARK under the Deferred Payment

         Program, your entire deferred payment obligation will become due at the time of such sale.

--------------------------------------------------------------------------------
-- APPRAISAL PRICE
--------------------------------------------------------------------------------

56.  Q:  What is the Appraisal Price of the Common Stock used for?

     A: The Appraisal Price is the price at which ARAMARK grants stock purchase opportunities to employees and the price at which ARAMARK repurchases Common Stock under the Stockholders' Agreement. (Section 1.02)

57.  Q:  How will I know what the Appraisal Price of the Common Stock is?

     A: ARAMARK's current practice is to have the Common Stock independently appraised quarterly (December 1, March 1, June 1, September 1) by an independent appraiser. The Appraisal Price at December 1, 1998 was $11.90.

         This information is generally communicated with the Chairman's quarterly letter to shareholders. Additionally, recorded updates in the Appraisal Price can be obtained by calling 1-888-96-OWNER.

58.  Q:  How has the Appraisal Price performed?

     A: The Appraisal Price (adjusted for stock splits) has increased continually since the 1984 management buyout at a compound annual rate of more than 30%. Of course, past performance is no guaranty of future results.

59.  Q:  Who determines the Appraisal Price?

     A: Each year the Board of Directors selects an independent appraisal firm to act as Appraiser of the Common Stock. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (HLHZ) is the current Appraiser. ARAMARK has used HLHZ for its quarterly appraisals since 1994.

60. Q: What information does the Appraiser consider in rendering its appraisals?

     A:  In rendering its appraisals, HLHZ
         o generally holds interviews and discussions with key senior corporate officers at ARAMARK's corporate headquarters in Philadelphia, Pennsylvania,
         o reviews the history and nature of ARAMARK,
         o reviews the financial data bearing upon recent and prospective operations, including ARAMARK's 10-K and 10-Q filings with the SEC, other recent filings with the SEC, audited and interim financial statements, and internal financial and operating segment data as well as long-term financial forecasts of ARAMARK,
         o reviews and analyzes ARAMARK's operating segments and their prospects,
         o examines industry and capital market information deemed relevant to the assessment of investment risk and investment return attributes of the Common Stock, and return attributes of the Common Stock, and
         o analyzes any other factors that it considers necessary under the circumstances.

         ARAMARK data and forecasts reviewed by HLHZ include operating results, business plans and strategic plans that are not made generally available to the stockholders of ARAMARK.

61.  Q:  How does the Appraiser determine the Appraisal Price?

     A: The Appraiser determines the appropriate methodology for its appraisal. HLHZ currently bases its appraisals on market capitalization approaches and on income approaches, including discounted cash flow analysis, to arrive at an aggregate equity value. HLHZ also gives consideration to various qualitative factor considerations, including limitations on the marketability of the Common Stock resulting in part from the restrictions imposed by the Stockholders' Agreement. The most recent appraisal, dated December 1, 1998, included an approximate 40% discount from aggregate equity value with respect to qualitative factor considerations.
--------------------------------------------------------------------------------
SALES WHILE EMPLOYED
--------------------------------------------------------------------------------
-- GENERAL
--------------------------------------------------------------------------------

62.  Q:  Will I be able to sell shares back to ARAMARK?

     A: Yes. Primarily, you will be able to sell your shares to ARAMARK in the internal market. ARAMARK also provides an Emergency Buyback Program to accommodate certain limited instances when unanticipated emergencies arise. ARAMARK anticipates that the combination of the internal market and the emergency buyback program should provide adequate liquidity to all management investors in an orderly and equitable basis. ARAMARK also provides an offer-to-sell procedure that could be used. These three methods for realizing liquidity are described more fully below (see Questions 65, 66 and 67). Of course, the ability of ARAMARK to repurchase any shares is subject to ARAMARK's continued strong operating and financial performance. (Section 3.03)

63. Q: Will ARAMARK inform me prior to the time that I purchase from ARAMARK (through the exercise of a purchase opportunity or otherwise) or sell to ARAMARK (in the internal market or otherwise) any of my shares of stock of any pending or potential transaction that could increase or decrease the value of the stock?

     A: No. ARAMARK will not disclose any pending or potential transaction in connection with your decision to purchase from or sell to ARAMARK any shares of ARAMARK stock owned by you. It is in the best interests of ARAMARK and the stockholders taken as a whole for ARAMARK to be able to conduct orderly transactions in Common Stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment) and for ARAMARK concurrently to be able to consider from time to time on a confidential basis potential transactions that could affect the fair market value or the Appraisal Price of the shares, or both. ARAMARK does not disclose publicly its projections or the status of any transaction that may be under consideration. (Section 8)

64.  Q:  What are the tax consequences if I sell shares?

     A: For U.S. based employees, the sale of Common Stock is a taxable event. In most cases, any gain or loss upon disposition of shares (measured by reference to the Appraisal Price of the shares on the date of exercise) may be treated as capital gain or loss. You are urged to discuss your particular situation with your tax advisor.

Belgium based employees:
         ARAMARK understands that any gain is exempt from the Belgian income tax.

Canada based employees:
         ARAMARK understands that, under current Canadian federal income tax laws, the sale of shares is a taxable event with the following effect.

         The amount by which the proceeds of disposition exceed (or are exceeded by) the adjusted cost base of the shares, plus any costs of disposition, will be treated as capital gain (or capital loss) of the employee.

         The adjusted cost base of the shares acquired on the exercise of the purchase opportunity will be equal to the exercise price plus the amount of the taxable benefit realized. The adjusted cost base of the shares will be computed in Canadian dollars, using the Canada-U.S. exchange rate prevailing on the date of exercise. The adjusted cost base of all shares received on the exercise of a purchase opportunity will then be averaged with the adjusted cost base of other identical shares owned by the employee.

         The tax consequences of selling shares is not affected by whether or not you use the proceeds of such sale to exercise other purchase opportunities. Taxes due from the sale of shares must be paid in addition to the taxes due on the exercise of purchase opportunities.

         You are urged to discuss your particular situation with your tax advisor, including the records you need to keep to properly determine, from time to time, the average adjusted cost base of your shares.

Czech Republic based employees:
         ARAMARK understands that if you sell the shares more than six months after you exercise your purchase opportunity, then any gain is exempt from the Czech income tax.

Germany based employees:
         ARAMARK understands that if you sell the shares more than six months after you exercise your purchase opportunity, then any gain is exempt from the German income tax.

Spain based employees:
         ARAMARK understands that for Spanish income tax purposes, the sale of Common Stock is a taxable event. In most cases, any gain or loss upon disposition of shares (measured by reference to the Appraisal Price of the shares on the date of exercise) may be treated as capital gain or loss. ARAMARK understands that capital gains may be taxed in Spain under several alternative rules, depending upon how long you held the shares and the amount of your total annual proceeds from sales. You are urged to discuss your particular situation with your tax advisor.

         As well as completing the internal market forms, you will be required to complete form MC-10B and file it with the Directorate for Foreign Investments and Commercial Transactions.

         In addition, if the aggregate sale price for the shares that you are selling is more than 1,000,000 ptas., then you are also required to complete form B3 and file it with a registered financial entity.

         In addition, if the aggregate sale price for the purchase opportunities that you are exercising is more than 500,000 ptas. (including required withholding) and you are depositing all or part of the sale price into a bank, then you must notify the bank of the details of the transaction.

         You should consult with your tax advisor to help you complete and file any required forms and notices. Accurate reporting of the transaction is your obligation.

United Kingdom based employees:
         ARAMARK understands that selling shares is a taxable event under capital gains rules. Capital gains tax from the sale would be calculated on the proceeds less the Appraisal Price of the shares at the time of exercise. The annual exemption, currently (pound)6,800, may be available to offset this charge. You should discuss your particular situation with your tax advisor.
--------------------------------------------------------------------------------
-- INTERNAL MARKET
--------------------------------------------------------------------------------

65.  Q:  What is the internal market?

     A: The internal market is a process whereby ARAMARK, on a periodic basis, offers to purchase some of your shares of Common Stock. At the time of the offer, each management owner will then be able to decide whether to accept or reject the offer. The internal market provides the primary way for management owners to sell some of their stock holdings.

         The Internal Market Policy approved for 1999 consists of four quarterly repurchase periods, and subject to further review and approval by the Board of Directors prior to each subsequent annual offering, is as follows:
--------------------------------------------------------------------------------
                                 INTERNAL MARKET
                                 ---------------
Offering Periods:            December 15 to January 15;  March 15 to April 15;
                             June 15 to July 15;  September 15 to October 15.
Offerees:                    All management owners.
Purchase Price:              The most recent available Appraisal Price as of
                             December 1, March 1, June 1, September 1.
Payment Terms:               Cash.
Individual Guideline for     Up to $250,000. Requests for larger sales can be
each Offering Period:        made by contacting either Marie Paschall
                             (215-238-3194) or Russell Garrison (215-238-3238).
Required Holding Period:     Shares owned for less than six months or used in a
                             stock-for-stock exchange within the prior six
                             months are not eligible for resale in the
                             internal market.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
-- EMERGENCY BUYBACK PROGRAM
--------------------------------------------------------------------------------

66.  Q:  What is the Emergency Buyback Program?

     A: From time to time there may be compelling circumstances when an unanticipated emergency arises, which may cause a management owner to request ARAMARK to repurchase shares. Each request will be reviewed individually, taking into account all relevant circumstances.

--------------------------------------------------------------------------------
-- OFFER-TO-SELL
--------------------------------------------------------------------------------

67.  Q:  Will I be able to sell my shares in any other way?

     A: The anticipated normal procedure for selling shares is through the internal market. However, you may also offer a portion of your shares to ARAMARK at the current Appraisal Price of the Common Stock. In the event your shares were not purchased by ARAMARK, you could offer to sell your shares within the next 90 days to a third party who agrees to abide by all the terms of the Stockholders' Agreement, on the same terms offered to ARAMARK. (Section 4)

         Upon termination for any reason, subject to ARAMARK's right to Call your shares (see Question 68), you could offer to sell your shares as described above.

Canada based employees:
         ARAMARK understands that the Canadian securities laws generally do not allow any sale of shares other than sales back to ARAMARK. However, as described under Question 50 above, ARAMARK has obtained certain relief from Canadian securities laws that would permit, in the case of Ontario-resident Employees, a sale of shares to Eligible Persons and, in the case of Quebec-resident holders of shares, a sale of shares to a third party, provided that: (i) the transfers are made in compliance with the Stockholders' Agreement and (ii) further trades by such transferees will be subject to the same limitations.

--------------------------------------------------------------------------------
SALES UPON TERMINATION OF EMPLOYMENT
--------------------------------------------------------------------------------
-- GENERAL
--------------------------------------------------------------------------------

68. Q: If my employment with ARAMARK and its subsidiaries is terminated for any reason, does ARAMARK have the right to require me to sell my shares to ARAMARK?

     A: Yes. This right of ARAMARK to require you to sell your shares is described as a Call. At any time during the 10 years following the termination of your employment, ARAMARK has the right to Call any or all of your shares and any or all of the shares of all of your Permitted Transferees. ARAMARK's intention, subject to the Special One-Time Deferral Election described in Question 75, is to exercise promptly its Call right for all shares if you are terminated for any reason. (Section 6)

69. Q: Do the Call rights apply to a termination of my employment with ARAMARK and its subsidiaries that is beyond my control?

     A: Yes. The Call rights apply to all terminations of employment with ARAMARK and its subsidiaries without regard to cause, including death, permanent and complete disability, voluntary or involuntary termination of employment, and retirement. For example, if ARAMARK were to sell the division or subsidiary in which you work, then the Call rights would apply even though you were continuing to work in the same division or subsidiary. (Section 6)

70.  Q:  How will I be paid for my shares when they are Called?

     A: ARAMARK, in almost all cases, will purchase your shares at the Appraisal Price of the Common Stock in effect as of your date of termination of employment. If ARAMARK gives notice that it is exercising the Call more than 120 days after the time of termination of employment, ARAMARK will repurchase your shares at the lesser of the Appraisal Price at the time of termination plus 8% simple interest to the time of such notice, or the Appraisal Price at the time of such notice. (Section 6.02) See Questions 77 through 83 for a description of the payment terms.

71. Q: What if ARAMARK cannot repurchase my shares pursuant to the exercise of a Put or a Call because it would cause a default under one of ARAMARK's loan agreements or would violate applicable law?

     A: Your shares would be repurchased on the earliest practicable date when such repurchase could be effected in compliance with such loan agreement and applicable law. The price to be paid could be affected because of such delay. (Section 10.01)

72. Q: If I voluntarily terminate my employment, ARAMARK has the right to call my shares of Common Stock. Will ARAMARK inform me prior to the time I terminate my employment of any pending or potential transaction that could increase the value of the Common Stock?

     A: No. ARAMARK will not disclose any pending or potential transaction in connection with your decision to terminate your employment (or in connection with your decision to exercise a Put or in any other circumstance). It is in the best interests of ARAMARK and the stockholders taken as a whole for ARAMARK to be able to conduct orderly transactions in Common Stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment) and for ARAMARK concurrently to be able to consider from time to time on a confidential basis potential transactions that could affect the fair market value or the Appraisal Price of the shares, or both. ARAMARK does not disclose publicly its projections or the status of any transaction that may be under consideration. (Section 8)

73.  Q:  Will I be able to require ARAMARK to repurchase shares?

     A: Generally, no. However, upon your death, Complete Disability or Normal Retirement, you or your estate, as appropriate, subject to ARAMARK's financing agreements, can require ARAMARK to purchase up to 30% of your shares. This right to require ARAMARK to purchase shares is described as a Put. ARAMARK will be required to purchase these shares for cash at the current Appraisal Price of the Common Stock. ARAMARK intends to purchase (Call) your remaining shares (see Question 68). However, in the event ARAMARK does not Call your shares, then you could offer to sell the remaining shares (see Question 67). (Section 5)

74.  Q:  What are the tax consequences if I sell shares?

     A: The tax consequences from the sale of shares upon termination of employment are
                                       19
         substantially similar to the tax consequences of sales while employed. See the answers to Question 64 which address the applicable tax consequences to employees based in the U.S. and countries other than the U.S., respectively. See Question 83 regarding installment treatment in cases where an installment note is used to pay a portion of the sale price. You are urged to discuss your particular situation with your tax advisor.

--------------------------------------------------------------------------------
-- SPECIAL ONE-TIME DEFERRAL ELECTION
--------------------------------------------------------------------------------

75.  Q:  What is the Special One-Time Deferral Election?

     A: Upon your termination of employment at any time prior to August 31, 1999, you may elect to have ARAMARK delay exercising its Call until October 15, 1999. Upon your termination of employment, you will receive instructions to enable you to make this election.

         If you make the election, it will apply to all shares held by you and your Permitted Transferees. You cannot make the election for a portion of your shares.

         ARAMARK currently intends to Call all shares owned by you and your Permitted Transferees at the time of your termination of employment unless you make such election, and on October 15, 1999, or shortly thereafter, if you do make such election.

         ARAMARK could extend the Special One-Time Deferral Election or provide additional elections in the future, but is under no obligation to do so.

76. Q: If I make a Special One-Time Deferral Election, can I sell any shares prior to October 15, 1999?

     A: Yes. You could sell shares pursuant to the internal market (see Question 65).

         In addition, you could revoke the Special One-Time Deferral Election for all of the shares that you and your Permitted Transferees own. ARAMARK currently intends to Call all shares owned by you and your Permitted Transferees at the time you revoke your election at the Appraisal Price in effect at the time of such Call.

--------------------------------------------------------------------------------
-- STOCK REPURCHASE POLICY
--------------------------------------------------------------------------------

77.  Q:  What is the Stock Repurchase Policy?

     A: ARAMARK's Stock Repurchase Policy provides for payment terms that are generally more favorable to you than the payment terms provided for in the Stockholders' Agreement. (Section 1.08) This Policy, which is described below (see Questions 78 through 80), may be amended, discontinued or varied for all repurchase transactions generally or for any specific repurchase transaction at any time by ARAMARK without notice. The Policy does not affect the total repurchase price that you will be paid for your shares.

78. Q: If I terminate before Normal Retirement and my shares are Called, what does the Stock Repurchase Policy currently provide?

     A: The initial cash payment will be $300,000 (or your total holdings, if less than $600,000). The remainder of the total repurchase price will be paid in annual principal installments on an installment note. Each annual principal payment under the installment note will be $300,000 (or the remaining balance, if less than $600,000) with any remaining balance paid in the tenth annual installment or the last installment before you reach age 66, whichever comes first.

79. Q: If I terminate through Normal Retirement and my shares are Called (or if I exercise my Put and the remainder of my shares are Called), what does the Stock Repurchase Policy currently provide?

     A: Generally, Normal Retirement means you are at least age 60 and you retire from active employment. (Section 1.06) The initial cash payment will be 30% of the total repurchase price (minimum of $300,000 or your total holdings if less than $600,000). The remainder of the total repurchase price will be paid in equal annual principal installments on an installment note. Each annual principal payment under the installment note will be a minimum of $300,000 (or the remaining balance if less than $600,000). The number of installments is set so that the last installment is payable before you reach 66 (or if you are 63 or over, so that there are no more than three annual installments).

80. Q: If I die or become Completely Disabled and my shares are Called (or if my estate exercises its Put and the remainder of my shares are Called), what does the Stock Repurchase Policy currently provide?

     A: The initial cash payment will be 30% of the total repurchase price (minimum of $300,000 or your total holdings if less than $600,000). The remainder of the total repurchase price will be paid in equal annual principal installments on an installment note. Each annual principal payment under the installment note will be a minimum of $300,000 (or the remaining balance if less than $600,000). The number of installments is set so that there are no more than three annual installments.

--------------------------------------------------------------------------------
-- INSTALLMENT NOTES
--------------------------------------------------------------------------------

81.  Q:  What are the terms of the installment notes?

     A: The annual principal payments on the installment notes are set pursuant to the Stock Repurchase Policy (see Questions 77 through 80). Interest will be paid semi-annually and the rate will be fixed at the Applicable Federal Rate which currently varies approximately from 4.28% to 5.18%, depending upon the term of the note. (Section 1.08) The form of installment note, including the subordination terms, is set forth in Exhibit A to the Stockholders' Agreement.

82. Q: Does the Stock Repurchase Policy provide for an alternative interest rate on the promissory note?

     A: Yes. In lieu of a fixed interest rate (equal to the Applicable Federal Rate at the time of the repurchase) for the entire life of the promissory note, you may make a one-time irrevocable election at the time of repurchase for the rate to reset annually on the date of each principal payment to the Applicable Federal Rate then in effect.

83. Q: If ARAMARK purchases my shares using, in part, an installment note, will I have to pay tax on the entire gain in the first year?

     A: You may be able to defer tax on some or all of your gain. For U.S. based employees, the purchase using a note usually will qualify for installment treatment under the U.S. income tax laws. You should be able to recognize taxable gain in proportion to the cash payments of principal you will receive over the years. You should consult with your tax advisor to determine if installment sale treatment is advantageous to you and how you should report it on your tax returns.

Belgium based employees:
         ARAMARK understands that gain on the sale of shares is tax-exempt. The interest payable on the installment note, however, is treated as movable income and is taxable at a rate of 15%. Also, there may be an additional 15% withheld under U.S. tax laws. You should consult with your tax advisor to determine if installment sale treatment is advantageous to you and how you should report it on your tax returns.

Canada based employees:
         ARAMARK understands that you may be able to defer tax on some or all of your gain. The purchase using a note usually will qualify for installment treatment under the Canadian income tax laws. You should be able to recognize the taxable gain in proportion to the cumulative cash payments of principal you will receive over the years if you file Revenue Canada form T2017 with your tax returns, but at a minimum you must recognize one fifth of the gain each year for five years. The interest payable on the installment is subject to a withholding tax of 10%, which can be claimed as a foreign tax credit or deducted on your tax return. You should consult with your tax advisor to determine if installment sale treatment is advantageous to you and how you should report it on your tax returns.

Czech Republic based employees:
         ARAMARK understands that if the shares have been held at least six months, the gain is tax-exempt. The interest paid on the installment note, however, is treated as your capital income. You should consult with your tax advisor to determine if installment sale treatment is advantageous to you and how you should report it on your tax returns.

Germany based employees:
         ARAMARK understands that if the shares have been held at least six months, the gain is tax-exempt. The interest payable on the installment note, however, is treated as interest income. Any interest income from the installment note is taxable income to the extent your total dividend and interest income in any calendar year exceeds DM 6,100 (or DM 12,200 for jointly filing married employees). You should consult with your tax advisor to determine if installment sale treatment is advantageous to you and how you should report it on your tax returns.

Spain based employees:
         ARAMARK understands that you may be able to defer tax on some or all of your gain. The purchase using a note usually will qualify for installment treatment under Spanish income tax laws. You should be able to recognize taxable gain in proportion to the cash payments of principal you will receive over the years. The interest payable on the installment is subject to a withholding tax of 10% which you may be able to claim as a foreign tax credit or deduct on your tax return. You should consult with your tax advisor to determine if installment sale treatment is advantageous to you and how you should report it on your tax returns.

United Kingdom based employees:
     A: ARAMARK understands that you may not be able to defer tax on your gain. The selling of shares for an installment note is a taxable vent under United Kingdom capital gains tax laws. In addition, any interest paid on the note will be subject to income tax. You should consult with your tax advisor to determine if installment sale treatment is advantageous to you and how you should report it on your self assessment form.

                              ABOUT THIS PROSPECTUS

         This prospectus relates to a maximum of 47,573,369 shares of the Common Stock , $.01 par value ("Common Stock" or "Class B Common Stock"), of ARAMARK Corporation ("ARAMARK" or the "Company") being offered to eligible employees of the Company and its subsidiaries under the ARAMARK Ownership Program (the "Program"). The Program consists of the 1984 Stock Option Plan (the "1984 Option Plan"), the 1987 Stock Option Plan (the "1987 Option Plan") and the 1991 Stock Ownership Plan (the "1991 Ownership Plan"). The latter two Plans have been combined into the Combined Stock Ownership Plan.

                          THE ARAMARK OWNERSHIP PROGRAM

         We have designed the ARAMARK Ownership Program (the "Program") to provide an opportunity for selected management employees of the Company and its subsidiaries to acquire an ownership interest in the Company and thereby give them a more direct and continuing interest in the future success of the Company's business.

         Under the Program, the direct ownership in the Company has increased from 62 original management investors in 1984 to approximately 2,200 management investors today owning directly approximately 72% of the equity. In addition, at October 2, 1998, management employees held installment stock purchase opportunities and stock options for an additional 24,701,205 shares.

         The Company's senior management believes that management ownership has significantly contributed to the Company's success, and intends to continue to use the Program to expand both the number of management investors and their percentage ownership.

         The Program has used or uses the 1984 Stock Option Plan and the Combined Stock Ownership Plan. These Plans allow the Company to offer, and under the Program the Company has offered, stock purchase opportunities to selected employees in three different ways: the direct sale of shares, the grant of installment stock purchase opportunities, and the grant of stock options.

         This prospectus relates to the grant and exercise of installment stock purchase opportunities. Through installment stock purchase opportunities, the Company granted to more than 5,000 management employees an opportunity to invest in or increase their investment in, the Company. Shares for installment stock purchase opportunities have been granted from the 1984 Option Plan and have been or may be granted from the Combined Stock Ownership Plan.

         1984 Option Plan. The Board of Directors adopted and the stockholders approved the 1984 Option Plan in December 1984 in connection with the management buyout. The stockholders approved amendments to the Plan in February 1987. The Plan provides for the issuance of shares of Common Stock through the granting of incentive stock options and/or non-qualified options. On October 2, 1998, 869,700 options were outstanding under the Plan. No additional options can be granted under the Plan.

         1987 Option Plan. The Board of Directors adopted the 1987 Option Plan in May 1987 and stockholders approved the Plan in February 1988. In February 1996, the Plan became part of the Combined Stock Ownership Plan. The Plan provides for the issuance of up to 26,439,573 shares of Common Stock through the granting of incentive stock options and/or non-qualified options. On October 2, 1998, 4,574,682 options were outstanding under the Plan. No additional options can be granted under the plan.

         1991 Ownership Plan. The Board of Directors adopted the 1991 Ownership Plan in November 1991 and amended it in 1994. Stockholders approved the Plan in February 1995. In February 1996, the Plan became part of the Combined Stock Ownership Plan. The Plan provides for the issuance of up to 63,465,777 shares of Common Stock through the granting of non-qualified options. On October 2, 1998,

18,800,376 options were outstanding under the Plan and 23,328,611 shares were available for the grant of future options.

         Combined Stock Ownership Plan. The Board of Directors adopted in 1995 and the stockholders approved in February 1996 the Combined Stock Ownership Plan which amends and combines the 1987 Stock Option Plan and the 1991 Stock Ownership Plan.

         1996 Directors Stock Ownership Plan. The Board of Directors approved the Directors Plan in February 1996. The Directors Plan provides for the issuance of up to 750,000 shares of Common Stock through the granting of nonqualified options to directors who are not employees of the Company. On October 2, 1998, 456,447 options were outstanding under the Directors Plan and 258,450 were available for the grant of future options. This prospectus does not relate to the grant or exercise of stock purchase opportunities under the Directors Plan, and references to the Plans do not include the Directors Plan.

         In accordance with the terms of the Plans, the purchase price for shares subject to purchase opportunities granted under the Plans will not be less than the fair market value of the shares (based upon the most recent available independent appraisal) on the date of the grant. Shares issued pursuant to the Plans are subject to the Stockholders' Agreement. The Plans provide that the terms of options and purchase opportunities outstanding under the Plans and the number of shares authorized under the Plans will be appropriately adjusted upon the declaration of stock dividends and upon the occurrence of certain other events.

         The Plans grant certain authority to the Human Resources, Compensation and Public Affairs Committee (the "Committee") which consists of five members of the Board.

         The Committee is authorized to grant purchase opportunities and to determine the number of shares to be offered thereby to each selected key employee. The term "key employee" is not defined in the Plans, and subject to the express provisions of the Plans, the Committee has complete authority to determine the employees who receive purchase opportunities thereunder. As a result, the number of employees eligible to participate in the Plans is not determinable.

         Purchase opportunities generally are not transferable. No purchase opportunity can be subject to attachment, execution or levy of any kind. Each purchase opportunity shall be exercisable only by the employee to whom it is granted and only while an employee of ARAMARK or a subsidiary (or any other entity in which ARAMARK continues to own an equity interest and which the Board of Directors designates).

         ARAMARK will use the net proceeds from the sale of shares pursuant to exercises of purchase opportunities for general corporate purposes.

         The Plans are not subject to any provisions of the Employee Retirement Income Security Act of 1974 and are not "qualified" within the meaning of
Section 401(a) of the Internal Revenue Code.

         The Board of ARAMARK or the Committee may establish appropriate procedures for the administration of the Plans. It may also include at the time a purchase opportunity is granted such additional terms and conditions as it deems desirable to the extent such are not inconsistent with the Plans. The decision of the Committee, or the Board for certain matters described in the Plans, shall be final and binding upon all persons in interest, including employees, ARAMARK and its stockholders.

         The Board may amend the Plans from time to time as it deems desirable, except that certain amendments would require stockholder approval.

         Neither the Plans nor any purchase opportunity granted under the Plans gives any employee the right to continue in the employ of ARAMARK or its subsidiaries or limits in any respect the right of ARAMARK or any subsidiary to terminate such employee.

         The appraised fair market value of the Common Stock, as of December 1, 1998, was $11.90 Houlihan Lokey Howard & Zukin ("Houlihan"), a professional independent appraiser, provided the appraisal of the fair market value of the shares of Common Stock. Such appraisal was based on the financial condition and results of operations of ARAMARK, a comparison of ARAMARK with other companies with similar characteristics, and other factors prevailing at the time it made such determination.

         The Company has paid fees of approximately $500,000 plus reimbursement of certain expenses to Houlihan for appraisal and other services rendered to the Company during the 12 months prior to the date of this prospectus. In addition, the Company has agreed to indemnify Houlihan against certain liabilities which it might incur in connection with the preparation of the appraisal referred to above or otherwise as a result of the services which it rendered.

                          THE DEFERRED PAYMENT PROGRAM

         We designed the Deferred Payment Program to facilitate exercise of installment stock purchase opportunities by giving employees the alternative to defer payment of a portion of the purchase price.

         We anticipate that the Deferred Payment Program will continue to be offered. However, we may cancel or modify it at any time.

         The Deferred Payment Program currently in effect will permit the holder of a purchase opportunity to defer payment of up to 55% of the total purchase price (including required withholding taxes) for the shares being purchased under all installments. If you have already used the Deferred Payment Program for the exercise of a CISPO, please contact Marie Paschall (215) 238-3194 to determine the eligible amount for subsequent exercises. Accordingly, payment may be deferred initially for up to 39 months in some cases. (In order to comply more clearly with certain laws which may be applicable, ARAMARK has the right to require the payment on demand. However, ARAMARK has no intention of exercising such right but reserves the right to do so.) Interest will accrue on any deferred payment at a fixed annual rate (currently 7.75% simple interest), and will be payable at the time the deferred payment is due. ARAMARK may from time to time select a different interest rate for use in future deferred payment obligations. However, the interest rate at the time a deferred payment obligation is entered into is fixed for the entire term of the obligation. The Company will hold as collateral shares with an aggregate Appraisal Price equal to 133% of the amount of the deferred payment (rounded up to whole shares) under any purchase opportunity in which a portion of the purchase price is financed under the Deferred Payment Program until the deferred payment is received by the Company. Failure to pay either principal and/or interest when due will result in the sale of a sufficient number of shares to satisfy the obligation.

         Deferred payment obligations may be prepaid at any time at the election of the employee and will become due immediately in the event any shares securing the deferred payment obligation are sold or otherwise transferred by the stockholder (whether pursuant to a call of such shares by ARAMARK upon termination of employment or otherwise). Holders of installment stock purchase opportunities are not required to use the Deferred Payment Program.

         If you have any questions about the Deferred the ARAMARK Corporate Compensation and Benefits Department (telephone: 215-238-3194) or ARAMARK Shareholder Services Group at toll-free 1-888-96-OWNER (1-888-966-9637).

         You may elect to defer the payment of the principal amount of your Deferred Payment Obligation for one additional three year period. If the payment date is extended, interest will accrue at a new interest rate set at the time of the extension. You must pay the interest amount due on the original maturity date and execute documentation required by the Company to effect the payment extension and the new interest rate. Failure to execute extension documentation and/or pay the interest due by the maturity date will result in the sale of a sufficient number of shares to cover the balance due.

                         U.S. INCOME TAX CONSIDERATIONS

         The following discussion is not intended to be a complete statement of the U.S. income tax consequences of the granting and exercise of purchase opportunities pursuant to the Plans or the disposition of shares acquired upon exercise of such purchase opportunities. Because of the complexities of the U.S. income tax law, you are urged to consult your own tax advisor. If you are an employee based in a country other than the U.S, you should consult with your tax advisor about tax law requirements in your country.

         ARAMARK understands that, under current U.S. income tax laws

o    No income will be recognized to the employee at the time of grant
o Upon exercise of a purchase opportunity, the employee must treat as ordinary income the difference, if any, between the exercise price and any higher fair market value of the Common Stock on the date of exercise
o Assuming the shares received upon exercise of such purchase opportunity constitute capital assets in the employee's hands, any gain or loss upon disposition of shares (measured by reference to the fair market value of the shares on the date of exercise) may be treated as capital gain or loss. These results would apply whether or not shares are disposed of by the employee to raise cash to exercise purchase opportunities. The Company is required to report to the IRS the amount of gross proceeds received from the disposition of stock and the employee is required to report that amount in his/her tax return.

None of the income from exercise of purchase opportunities or gain from the sale of stock acquired through exercise of such purchase opportunities would be an item of tax preference subject to AMT.

         ARAMARK understands that tendering shares already owned by the holder of a purchase opportunity in order to exercise such purchase opportunity (a "stock-for-stock exchange," so called) would be considered a "like-kind exchange" of existing shares for new shares and would not be considered a sale of such previously acquired shares that would result in the recognition of capital gain or loss by the employee. For tax purposes, an employee electing to make a stock-for-stock exchange would be considered to receive from the exercise

o The shares tendered, with the same basis and holding period to the employee as the shares had prior to being tendered,
o The additional shares resulting from the exercise with a tax basis to the employee equal to their current fair market value and a holding period commencing with the date of exercise, and
o Ordinary taxable income equal to the difference between the exercise price and the current fair market value of all of the shares acquired through the exercise.

         ARAMARK further understands that income recognized upon the exercise of a purchase opportunity is subject to tax withholding and that it is obligated to withhold or collect an amount equal to a portion of the tax applicable to such income. Consequently, ARAMARK requires the exercising employee to deposit with ARAMARK an amount of taxes (38% of the difference between the exercise price and the current fair market value of shares acquired) intended to cover all taxes required to be withheld or collected. The Company is required to report to the IRS the amount of ordinary income generated by the exercise of a purchase opportunity by including that amount as compensation in the employee's form W-2, and the employee is required to report that amount in his/her tax return.

         If payment of a portion of the exercise price is deferred under the Deferred Payment Program, the interest paid would be treated as "investment interest". Accordingly, it may be deductible, but only to the extent of investment income received during the year the interest is paid. "Investment income" does not include any income taxed at the favorable capital gains rate. As a result, you may not be able, or wish, to deduct deferred payment interest when you pay it. However, investment interest that is not deducted can be carried forward and be deductible in future years to the extent of the holder's investment income in such years. You are urged to discuss this matter with your tax advisor. Similarly, to the extent that purchase opportunities are exercised using other borrowed funds, the interest incurred on such borrowing may be treated as "investment interest". You are urged to discuss this matter as well with your tax advisor.

                        DESCRIPTION OF EQUITY SECURITIES

General

         The authorized capital of the Company consists of 185,000,000 shares, which includes 150,000,000 shares of Common Stock, Class B, par value $.01 per share ("Common Stock" or "Class B Common Stock"); 25,000,000 shares of Common Stock, Class A, par value $.01 per share ("Class A Common Stock"); 10,000,000 shares of Series Preferred Stock, par value $1.00 per share ("Series Preferred Stock"). As of October 2, 1998, 62,927,645 shares of Class B Common Stock were issued and outstanding (not including 26,639,550 shares subject to options, installment stock purchase opportunities and deferred stock units granted and outstanding under the Company's Plans), and 2,516,081 shares of Class A Common Stock were issued and outstanding. No shares of series preferred stock are issued and outstanding.

         Management investors (approximately 2,200 persons at the date of this prospectus) hold all of the shares of outstanding Class B Common Stock of the Company. There is no established public trading market for the Common Stock of the Company.

         The following is a summary of certain provisions of the Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") and the By-Laws of the Company, as amended. The summary is qualified in its entirety by reference to such documents filed as exhibits to the Registration Statement of which this prospectus is a part.

The Class A Common Stock and the Class B Common Stock

         Voting. Each share of Class A Common Stock and each share of Class B Common Stock entitles the holder thereof to one vote on all matters submitted to the stockholders.

         All actions submitted to a vote of stockholders are voted upon by holders of Class A Common Stock and Class B Common Stock voting together except that the holders of Class A Common Stock and Class B Common Stock vote separately as classes with respect to amendments to the Company's Certificate of Incorporation that may alter or change the powers, preferences or special rights of their respective classes of stock so as to affect them adversely, and such other matters as may require class votes under the Delaware General Corporation Law.

         There is no provision in the Certificate of Incorporation permitting cumulative voting.

         Dividends and Other Distributions (including Distributions upon Liquidation of the Company). Dividends on the Class A Common Stock and the Class B Common Stock are paid when, as and if declared by the Board of Directors and permitted under the Company's loan agreements. In respect of rights to dividends and other distributions in cash, stock or property of the Company (including distributions upon liquidation of the Company, after provision for creditors of the Company and any shares of the Company's capital stock having a preference on liquidation, dissolution or winding up of the Company), each share of Class A Common Stock is entitled to ten times the dividends and other distributions payable on each share of Class B Common Stock when, as and if such dividends or distributions may be declared and/or paid; provided, however, that in the case of dividends or other distributions payable on the Class A Common Stock and the Class B Common Stock in capital stock of the Company other than Preferred Stock, including distributions pursuant to split-ups or divisions of the Class A Common Stock or the Class B Common Stock, only Class A Common Stock is distributed with respect to Class A Common Stock and only Class B Common Stock is distributed with respect to Class B Common Stock. In no event may either Class A Common Stock or Class B Common Stock be split, divided or combined unless the other is split, divided or combined equally.

         Convertibility. The Class A Common Stock is not convertible. Subject to the prior approval of the Board of Directors, the Class B Common Stock is convertible at all times, in whole or in part, and without cost to the stockholder, into Class A Common Stock on the basis of ten shares of Class B Common Stock for each share of Class A Common Stock. Only full-time employees and directors of the Company (and their Permitted Transferees while the transferor is a full-time employee or director) may hold Class B Common Stock. Upon any holder of Class B Common Stock ceasing to be a full-time employee or director of the Company, such holder's Class B Common Stock automatically converts into Class A Common Stock, on the basis of ten shares of Class B Common Stock for each share of Class A Common Stock. ARAMARK has proposed to eliminate the foregoing conversion of Class B Stock into Class A Common Stock upon termination of employment. The Board of Directors may at any time order the conversion of all the Class B Common Stock into Class A Common Stock on a ten-for-one basis.

         Other. The Class A Common Stock and Class B Common Stock do not carry any preemptive rights enabling a holder to subscribe for or receive shares of stock of the Company of any class or any other securities convertible into shares of stock of the Company.

                                     EXPERTS

         The audited consolidated financial statements and related notes and schedules included in the Company's Annual Report on Form 10-K for the year ended October 2, 1998, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report also incorporated herein by reference. The financial statements and schedules referred to above have been incorporated by reference herein in reliance upon the reports of said firms and upon the authority of said firms as experts. Subsequent audited financial statements of the Company and the reports thereon of the Company's independent public accountants, to the extent incorporated herein by reference, also will be so incorporated in reliance upon the reports of those accountants and upon the authority of those accountants as experts to the extent such accountants have audited those financial statements and consented to the use in this prospectus of their reports thereon.

         The appraisal of Houlihan Lokey Howard & Zukin, independent securities appraisers, and references thereto included in this prospectus have been included herein in reliance upon the authority of said firm as an expert in securities valuations.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC permits us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to part of this prospectus, except for information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our Company and its finances.
(1) the Company's latest annual report on Form 10-K filed pursuant to
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.
(2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year of the annual report referred to in (1) above.
(3) All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                                                                         ANNEX A

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
                                       OF
                               ARAMARK CORPORATION

       AMENDED AND RESTATED STOCK-HOLDERS' AGREEMENT dated as of the 14th day of December, 1994, which further amends and restates the Amended and Restated Stockholders' Agreement dated as of December 14, 1984 (the "Agreement"), by and among ARAMARK CORPORATION (formerly The ARA Group, Inc. and ARA Holding Company), a Delaware corporation ("ARAMARK"), and the parties identified on the books of ARAMARK as "Management Investors" or their "Permitted Transferees" or as "Individual Investors" or "Institutional Investors".

       In consideration of the terms and conditions herein contained, the parties hereto mutually agree as follows:

       The parties hereto (other than ARAMARK) and any other person who hereafter acquires equity securities of ARAMARK pursuant to the provisions of, and subject to the restrictions and rights set forth in, this Agreement are sometimes hereinafter referred to collectively, as the "Stockholders" or, individually, as a "Stockholder." The Management Investors and the Individual Investors are sometimes hereinafter referred to collectively as the "Investor Group." Institutional Investors and Individual Investors are sometimes hereinafter referred to collectively as "Outside Investors." Unless otherwise explicitly set forth herein, the term "Management Investors" shall mean only those individuals so identified on the books of ARAMARK, exclusive of such individuals' respective heirs, Permitted Transferees (as identified on the books of ARAMARK) or other Transferees (as defined in Section 2.03(a) hereof); provided that the Board of Directors of ARAMARK may, from time to time and in its sole discretion, designate any Stockholder then employed by ARAMARK or its Subsidiaries a "Management Investor." Stockholders who are Permitted Transferees are identified as such on the books of ARAMARK, along with the identity of their respective transferors. Where a full-time employee or director has acquired or acquires equity securities of ARAMARK in joint tenancy with their spouses or in any other manner other than sole direct ownership, such employee or director is deemed to be a Management Investor and such record owner is deemed to be his or her Permitted Transferee.

       A Transferee who is not already a party to this Agreement, by executing the document referred to in Section 2.03(a) hereof, shall thereby become entitled to the benefits of this Agreement and shall be deemed to be an "Institutional Investor", except: if such Transferee is an employee of ARAMARK, then he or she shall be deemed to be a "Management Investor"; if such Transferee is a Transferee pursuant to Section 3.01 of an Individual Investor, then he or she shall be deemed to be an "Individual Investor"; if such Transferee is a Transferee pursuant to Section 3.01 of a Management Investor (or of his or her Permitted Transferee), then he or she shall be deemed to be a "Permitted Transferee" of such Management Investor. Determination of the classification of a Stockholder by the Board of Directors shall be conclusive and binding on all parties hereto.

       ARAMARK's Class B Common Stock, par value $.01 per share ("Class B Common Stock"), and Class A Common Stock, par value $.01 per share ("Class A Common Stock") are collectively referred to herein as the "Common Stock," and when so referred to shall be treated as one class to which all the provisions of this Agreement apply.

       Pursuant to ARAMARK's Restated Certificate of Incorporation (the "Certificate of Incorporation"), upon the termination of employment of a Management Investor, the shares of Class B Common Stock held by such Management Investor and his or her Permitted Transferees shall be converted into shares of Class A Common Stock; and upon any transfer of shares of Class B Common Stock in accordance with the terms of this Agreement other than to a Management Investor or Permitted Transferee of a Management Investor, such shares shall be converted into shares of Class A Common Stock. Shares so converted shall continue to be subject to the terms and conditions of this Agreement.

       For purposes of this Agreement only, the employment of a Management Investor shall be deemed terminated if he or she shall cease to be a director or an active, full-time employee of ARAMARK or its Subsidiaries. Such termination of employment shall not change the designation of such person as a Management Investor.
                                      A-1
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

       The parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock, including issued and outstanding shares of Common Stock as well as shares of Common Stock which may be issued hereafter, or which may become issuable pursuant to the exercise of options, and to provide for certain rights and obligations with respect thereto as hereinafter provided.

1.      Certain Definitions.

        1.01 "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.

        1.02 "Appraisal Price" of shares of Common Stock shall mean the fair market value of such shares, as determined by an Appraiser according to the most recent existing appraisal of shares of Common Stock, which appraisal shall be as of a date not more than six months prior to the use thereof. Such determination by the Appraiser shall be conclusive and binding on all Stockholders and ARAMARK. With respect to shares of Class A Common Stock resulting from the conversion of shares of Class B Common Stock pursuant to the terms of the Certificate of Incorporation, the "Appraisal Price of (an equivalent number of) shares of Class B Common Stock" shall mean the Appraisal Price, had the conversion not occurred, of such shares of Class B Common Stock.

        1.03 "Appraiser" shall mean a firm headquartered in the United States of nationally recognized standing in the business of appraisal or valuation of securities which does not own any stock of ARAMARK and which has been selected by the Board of Directors to act as an independent appraiser. The Board of Directors shall review its selection of an Appraiser annually.

         1.04 "Call" or "Called" shall mean ARAMARK's option to purchase Common Stock from the holder thereof referred to in Sections 6 and 7 hereof.

        1.05 "Completely Disabled" and "Complete Disability" shall mean a "permanent and total disability" as now defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

        1.06 "Normal Retirement" shall mean voluntary termination of employment with ARAMARK after attaining the age of 60, on at least 90 days prior written notice of such termination, where the retiree does not intend to, at the time of termination, and in fact does not, engage in full-time employment following such termination other than employment that is with a governmental or a charitable, non-profit organization and that is not competitive with ARAMARK.

        1.07 "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

        1.08 "Promissory Note" shall mean a subordinated installment note of ARAMARK substantially in the form of Exhibit A to this Agreement, with a stated annual rate of interest equal to the Applicable Federal Rate (as such term is defined in the Code) as of the issue date of the Promissory Note, as determined by ARAMARK; with equal annual installments of principal equal in amount to the least of (1) 10% of the original principal amount of the Promissory Note, (2) the Management Investor's highest annual base salary as an employee of ARAMARK, or (3) $100,000; and with the final installment of principal equal to the outstanding balance and due at the final maturity; and with the first installment of principal due on the April 15 or October 15 occurring closest to the first anniversary of the issue date of the Promissory Note; and with the final maturity no later than the tenth anniversary of the Management Investor's termination of employment; and with such other insertions as ARAMARK shall reasonably make.

         1.09 "Put" shall mean the option of the holder to cause ARA to purchase Common Stock referred to in Section 5 hereof.

        1.10 "Subsidiary" shall mean any corporation or other entity of which ARAMARK shall, directly or indirectly, own 50% or more of the equity, as determined for purposes of this Agreement by the ARAMARK Board of Directors and any other corporation or other entity in which ARAMARK shall directly or indirectly have an equity investment and which the ARAMARK Board of Directors shall in its sole discretion designate.

                                      A-2
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

2.      Limitations on Transfers of Shares.

        2.01 Transfers Prohibited Unless Specifically Permitted. No Stockholder shall transfer any shares of Common Stock at any time, unless such sale, assignment, pledge or encumbrance or other transfer shall have been effected in accordance with the terms of Section 3, 4, 5, 6 or 7 of this Agreement. ARAMARK shall not transfer upon its books any shares of Common Stock held or owned by any of the Stockholders to any person except in accordance with this Agreement.

        2.02 Inconsistent Agreements Prohibited. Unless approved by the Board of Directors, no Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to Common Stock nor shall any Stockholder enter into any stockholder agreement or arrangement of any kind with any person with respect to Common Stock inconsistent with the provisions of this Agreement (whether or not such agreement and arrangement is with other Stockholders or holders of Common Stock that are not parties to this Agreement), including but not limited to, any agreement or arrangement with respect to the acquisition, disposition or voting of shares of Common Stock, or act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting of shares of Common Stock in any manner which is inconsistent with the provisions of this Agreement.

        2.03 Requirements for all Transfers.

             (a) Transferee Must Agree to be Bound by Agreement. Unless otherwise explicitly provided herein, no Stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of Common Stock to any person (all such persons, regardless of the method of transfer, shall be referred to collectively as "Transferees" and individually as a "Transferee") unless (a) such Transferee shall have executed, as a condition to its acquisition of shares (or, in the case of a Transferee by will or the laws of descent, record ownership on the books of ARAMARK) of Common Stock, an appropriate document confirming that such Transferee takes such shares subject to all the terms and conditions of this Agreement and (b) such document shall have been delivered to and approved by ARAMARK prior to such Transferee's acquisition of shares (or, in the case of a Transferee by will or the laws of descent, record ownership on the books of ARAMARK) of Common Stock. ARAMARK shall not unreasonably withhold or delay its approval of any such document.

             (b) Transfer Must Comply with Securities Laws. No Stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of Common Stock at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of the Common Stock under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Any Stockholder who proposes to sell, assign, pledge, encumber or transfer any shares of Common Stock may deliver to ARAMARK an opinion of counsel that such action would not result in any such violation or breach. The delivery of such opinion shall be deemed to establish compliance with the provisions of this Section 2.03(b) unless, within ten days after the receipt by ARAMARK of such opinion, counsel for ARAMARK shall deliver an opinion that such action would result in any such violation or breach (such opinion to state the basis of the legal conclusions reached therein).

             (c) Endorsement of Stock Certificates. Each certificate representing shares of Common Stock shall bear endorsements reading substantially as follows:

"The securities represented by this certificate are subject to the right of the Corporation to repurchase such securities on the terms and conditions set forth in a Stockholders' Agreement dated as of December 14, 1984, as the same may be amended from time to time, a copy of which may be obtained from the Corporation or from the holder of this instrument. No transfer of such securities will be made on the books of the Corporation unless accompanied by evidence of compliance with the terms of such Agreement."

        Such certificate shall bear any additional endorsement which may be required for compliance with federal or state securities or blue sky laws. In the case of uncertificated shares of Common Stock, the books of ARAMARK shall bear appropriate notations reflecting the foregoing.

3.      Certain Permitted Transfers of Shares.

        3.01 Estate Planning Transfers, etc. Subject to the restrictions set forth in Section 2.03 and Section 4.06, a Stockholder shall be entitled to make the following transfers of shares of Common Stock: (A) if made for nominal consideration or as gifts: (i) any transfer or assignment to any one or more of

                                      A-3
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT the following relatives of the Stockholder - spouse, child, grandchild, parent - or to a trust of which there are and continue to be, during the term of this Agreement no principal beneficiaries other than one or more of such relatives;
(ii) any transfer to any charitable organization which qualifies as such under
Section 501 (c) (3) or any successor provision of the Code; (iii) any transfer to a legal representative in the event any Stockholder becomes mentally incompetent; (iv) any transfer of record title to any nominee or custodian, provided that the Stockholder so transferring such shares remains the beneficial owner thereof; (B) any transfer among members of a family, their trusts or other entities, if approved by the Board of Directors; (C) any transfer among Institutional Investors which became Stockholders in December 1984; and (D) with respect to a corporate or partnership Stockholder transfer between an Affiliate and such corporate or partnership Stockholder (it being understood with respect to such Affiliate that the later sale of such Affiliate as part of a sale or series of sales of substantial assets other than Common Stock would not constitute an indirect sale of Common Stock by such corporate or partnership Stockholder, and need not be made within the terms of this Agreement, provided that an officer of such institution certifies that such sale is not being undertaken to evade the transfer restrictions herein).

        3.02 Permitted Pledges. A Stockholder shall be entitled to pledge his or her shares of Common Stock to ARAMARK, a commercial bank, savings and loan institution or any other lending or financial institution as security for any indebtedness of such Stockholder to such lender; provided that such lender shall first agree not to dispose of such shares except in compliance with the provisions of this Agreement.

        3.03 Authority of Board of Directors to Approve Transfers; Actions by Board of Directors. Notwithstanding any other provision of this Agreement, the Board of Directors shall have the authority to approve any transfer, or class, category or type of transfer, of Common Stock. Such authority of the Board of Directors shall extend to, among other things, (i) the authority to create an internal market for shares of the Company's stock pursuant to which Management Investors would be offered the opportunity to sell a portion of their shares at the times and on the terms set by the Board of Directors, and (ii) the authority to waive entirely the restrictions (including, without limitation, restrictions relating to rights of first offer and reoffer, calls upon termination of employment and sales, transfers and other dispositions of shares) set forth in this Agreement which relate to Management Investors and which do not relate to Outside Investors. Any such approval may be revoked by the Board at any time without notice and such revocation shall be effective with respect to any action, including any or all transfers or proposed transfers, unless, prior to such revocation, the shares have been presented to the transfer agent for the purpose of registering such transfer, in proper form and satisfying the requirements of Section 8-401 of the Uniform Commercial Code or such other applicable law relating to the duty of an issuer to register securities transfers.

        The Board of Directors may delegate any and all authority it has under this Agreement to any committee thereof and/or to any authorized officer or agent.

4.       Rights of First Offer and Reoffer of Shares.

         4.01 Transfers by Management Investors.

              (a) A Management Investor or Permitted Transferee may sell shares of Common Stock, by complying with the terms of this Section 4. The selling Management Investor shall first give written notice (a "Management Investor's Notice") to ARAMARK stating such selling Management Investor's desire to make such transfer, the number of shares of Common Stock to be transferred (the "Offered Management Shares"), and the price which the selling Management Investor proposes to be paid for the Offered Management Shares, which proposed price shall not be greater than the Appraisal Price of (an equivalent number of) shares of Class B Common Stock (the "First Offer Price").

              (b) Upon receipt of the Management Investor's Notice, ARAMARK shall have the irrevocable and exclusive option to buy up to all of the Offered Management Shares at the First Offer Price; provided, however, that ARAMARK shall not have the right to purchase any of the Offered Management Shares unless either (i) ARAMARK purchases all such Offered Management Shares, or (ii) such selling Management Investor consents to the purchase of less than all of the Offered Management Shares. ARAMARK's option under this Section 4.01(b) shall be

                                      A-4
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT exercisable by a written notice to such selling Management Investor, given within 45 days from the date of receipt of the Management Investor's Notice.

        4.02 Transfers by Outside Investors.

             (a) An Outside Investor may sell shares of Common Stock, including pursuant to the registration rights under Section 2.1 of ARAMARK's Amended and Restated Registration Rights Agreement amended and restated as of April 7, 1988 (the "Registration Rights Agreement"), by complying with the terms of this Section 4. The selling Outside Investor shall first give written notice (a "Seller's Notice") to ARAMARK stating such selling Outside Investor's desire to make such transfer, the number of shares of Common Stock to be transferred (the "Offered Investors' Shares"), and the price which the selling Outside Investor proposes to be paid for the Offered Investors' Shares (the "First Offer Investors' Price").

             (b) Upon receipt of the Seller's Notice, ARAMARK shall have the irrevocable and exclusive option to buy up to all of the Offered Investors' Shares at the First Offer Investors' Price; provided, however, that ARAMARK shall not have the right to purchase any of the Offered Investors' Shares unless either (i) ARAMARK purchases all such Offered Investors' Shares, or (ii) such selling Outside Investor consents to the purchase of less than all of the Offered Investors' Shares. ARAMARK's option under this Section 4.02(b) shall be exercisable by a written notice to such selling Outside Investor, given within 45 days from the date of the receipt of Seller's Notice.

        4.03 Transfer of Offered Shares to Third Parties. If the Management Investor's Notice or the Seller's Notice (collectively, the "Notice") required to be given pursuant to Section 4.01 or 4.02, as the case may be, has been duly given, and ARAMARK determines not to exercise its option to purchase the Offered Management Shares or the Offered Investors' Shares (collectively, the "Offered Shares") or determines (with the consent of the Stockholder who has made the First Offer) to exercise its option to purchase less than all the Offered Shares, then the Stockholder who has made such First Offer shall be free, for a period of 90 days from the earlier of (i) the expiration of the option period with respect to such First Offer pursuant to Section 4.01 or 4.02, as the case may be, or (ii) the date such Stockholder shall have received written notice from ARAMARK stating that ARAMARK intends not to exercise in whole or in part the option granted under Section 4.01 or 4.02, as the case may be, to sell to any third-party Transferees the remaining Offered Shares, at a price equal to or greater than the First Offer Price, in the case of Management Investors or their Permitted Transferees, and the First Offer Investors' Price, in the case of Outside Investors; provided, however, that the Transferee complies with the provisions of Section 2.03; and provided further that, in the case where such selling Stockholder is a Management Investor or a Permitted Transferee, such Transferee shall have been approved by ARAMARK as a suitable investor in a privately-owned services management company. ARAMARK shall not unreasonably withhold or delay such approval. Anything herein to the contrary notwithstanding, the 90-day period described in this Section 4.03 shall be extended until the completion of all sales pursuant to a registration statement, a request for which was made substantially concurrently with the Notice.

        4.04 Reoffers. In the event the proposed purchase price of a third-party Transferee for the Offered Shares is less than the First Offer Price or the First Offer Investors' Price, as the case may be, the Stockholder desiring to sell at such lesser price shall not sell or otherwise transfer any of the Offered Shares unless such selling Stockholder shall first reoffer the Offered Shares at such lesser price to ARAMARK by giving written notice (the "Reoffer Notice") to ARAMARK of such selling Stockholder's intention to make such transfer at such lower price (the "Reoffer Price"). ARAMARK shall then have an irrevocable and exclusive option to purchase all or part of the Offered Shares at the Reoffer Price, exercisable in the same manner as provided in Section 4.01 or 4.02, as the case may be. In the event ARAMARK does not then elect to purchase all the remaining Offered Shares, or ARAMARK elects (with the consent of the Stockholder desiring to sell) to purchase less than all the remaining Offered Shares, the remaining Offered Shares may be sold by such selling Stockholder within 30 days following the earlier of (i) the expiration of the option period with respect to such Reoffer pursuant to Section 4.01 or 4.02, as the case may be, or (ii) the last date on which such selling Stockholder shall have received written notice from ARAMARK stating that ARAMARK intends not to exercise in whole or in part the option granted in this Section 4.04, at a price equal to or greater than the Reoffer Price; provided, however, that the Transferee complies with the provisions of Section 2.03; and provided further that, in the case where such selling Stockholder is a Management Investor or a Management Investor's Permitted Transferee, such

                                      A-5
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

Transferee shall have been approved by ARAMARK as a suitable investor in a privately-owned services management company. ARAMARK shall not unreasonably withhold or delay such approval.

        4.05 Waiting Period With Respect to Subsequent Transfers. In the event that ARAMARK does not exercise its option to purchase any or all of the Offered Shares at the First Offer Price or the First Offer Investors' Price, as the case may be, or at the Reoffer Price, and the Stockholder desiring to sell shall not have sold the remaining Offered Shares to any Transferee for any reason before the expiration of the 30 day period described in Section 4.04 in the event of a Reoffer, or, if no Reoffer Notice is given, the 90 day period described in
Section 4.03, then such selling Stockholder shall not sell any shares of Common Stock to any Transferee or other Stockholder (other than to Permitted Transferees pursuant to Section 3.01) at any price for a period of three months from the last day of such 30 or 90 day period, as the case may be.

        4.06 No Sales of Control.

             (a) Subject to Section 4.06(b) and except as provided in
Section 3.03 (transfers approved by the Board of Directors), no Person or group of Persons, as defined in Section 13 (d) (3) of the Securities Exchange Act of 1934 (the "Exchange Act"), including for the purposes of this paragraph as part of such Person's group, Transferees pursuant to Section 3.01, shall become (whether through the purchase of shares pursuant to this Agreement or otherwise or through any other action) the holder, directly or indirectly, of 10% or more of either the outstanding shares of Class A Common Stock or the outstanding shares of Class B Common Stock. Any transaction resulting in a violation of this
Section 4.06(a) shall be void, and of no effect against ARAMARK, and ARAMARK shall not record any such purported transfer on its books. Two or more Stockholders owning in the aggregate 10% or more of such outstanding shares shall not be deemed to be a group of Persons for the purposes of this Section
4.06 solely because such Stockholders are parties to this Agreement or because such Stockholders are related by blood or marriage and/or because such Stockholders are officers or directors of ARAMARK.

             (b) The provisions of Section 4.06(a) shall not apply to the acquisition by ARAMARK, directly or indirectly, of shares of Common Stock, notwithstanding that as a result of such acquisition any Person or group of Persons acting in concert would own 10% or more of such outstanding shares subsequent to such an acquisition, but shall apply to any subsequent acquisition or other action by such Person or group of Persons.

        4.07 Form of Consideration for Shares. No offer to purchase or to sell shares of Common Stock shall be deemed to be a valid offer under this Section 4 unless the purchase price of such offer is payable in cash or securities that can be readily valued by reference to quoted trading prices. The purchase price of shares upon exercise of an option under this Section 4 in respect of a Notice which specifies only cash as the form of consideration shall be payable only in cash.

        4.08 Merger Transaction. Subject to any applicable provisions of the Certificate of Incorporation or any loan agreement or instruments to which ARAMARK is a party, ARAMARK may enter into any agreement of merger to merge with or into any other corporation; and, in such event, Sections 4.01 through 4.07 of this Agreement shall not be applicable to such merger and all shares may be transferred for such consideration as approved by the Board of Directors and the Stockholders in accordance with applicable law.

        4.09 Transfers in a Public Offering. In the event a request is made under Section 2.1 of the Registration Rights Agreement for a demand registration, then the procedures set forth in Sections 4.02 through 4.05 shall be modified in the following respects:

             (a) Such request shall also provide the information required to be stated in a Seller's Notice, and shall also constitute a Seller's Notice.

             (b) Prior to the expiration of the 21 day period under the Registration Rights Agreement within which ARAMARK is to file a registration statement covering the shares the holder of which requested a demand registration, ARAMARK shall have the irrevocable and exclusive option to buy all (and only all) of the Offered Investors' Shares at the First Offer Investors' Price, which shall be the proposed public offering price after reduction for commissions, discounts and the like.

             (c) In the event the public offering price (after reduction for commissions, discounts and the like) is more than 10% lower than the First Offer Investors' Price, or the number of shares included in the offering is reduced to less than 75% of the shares

                                      A-6
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT as to which the Seller's Notice was delivered (otherwise than by reason of a cut down by the Underwriter) then Section 4.04 shall apply, but such section shall not otherwise apply to any sale pursuant to a registration statement.

             (d) In the event all of the Offered Investors' Shares are elected to be purchased, the demand registration shall be held in abeyance pending the closing of such purchase in accordance with this Agreement.

5.      Put of Shares upon Death, Complete Disability or Normal Retirement.

        5.01 Put in Event of Death, Complete Disability or Normal Retirement. Subject to any instruments or agreements of ARAMARK from time to time in effect restricting or otherwise governing the repurchase or retirement of shares of ARAMARK's capital stock (the "Loan Agreements") and to applicable law, unless a Call pursuant to Section 6.01 shall have been exercised by ARAMARK, upon the death, Complete Disability or Normal Retirement of any Investor Group member, at the option of such Investor Group member, such Investor Group member's estate, heirs or personal representative, and such Investor Group member's Permitted Transferees (other than Permitted Transferees specified in Section 3.01(A)(ii)) (collectively, the "Holders" of such Investor Group member's shares) and within 30 days of receipt by ARAMARK of a Seller's Notice from such Holders, which notice must be given within 30 days from the date of the appointment of a personal representative of such Investor Group member, the date he or she became Completely Disabled, or the date of his or her Normal Retirement, ARAMARK shall purchase from such Holders the shares of Common Stock held by such Holders specified in such Seller's Notice up to 30% of such shares so held at a purchase price determined in accordance with Section 5.02. ARAMARK shall be under no obligation to purchase such shares unless it shall have received a Seller's Notice from such Holders in accordance with this Section 5.01.

        5.02 Purchase Price of Put Shares. The purchase price for the shares of Common Stock purchased pursuant to Section 5.01 shall be the Appraisal Price of (an equivalent number of) shares of Class B Common Stock, for the shares of a Holder of a Management Investor's shares, and shall be the Appraisal Price of shares of Class A Common Stock for the shares of a Holder of an Individual Investor's shares. ARAMARK shall satisfy its obligation to purchase shares upon the exercise of any Put granted under Section 5.01 with cash.

6.      Call of Shares upon Termination of Employment.

        6.01 Call in Event of Termination. Unless the shares of Common Stock held by a Management Investor and his or her Permitted Transferees have been earlier sold pursuant to Section 4 (rights of first offer and reoffer), including the earlier recording of the transfer of such shares on the books of ARAMARK, ARAMARK shall have an exclusive and irrevocable option, at any time and from time to time during the period of 10 years following the termination of employment of such Management Investor for any reason whatsoever (including without limitation death, Complete Disability or Normal Retirement) to make a purchase or purchases of up to all of the shares of Common Stock owned by such Management Investor and his or her Permitted Transferees, at a purchase price, with respect to any such exercise, determined in accordance with Section 6.02.

        6.02 Purchase Price. The purchase price per share for any shares of Common Stock purchased pursuant to Section 6.01 shall be the lesser of (i) the Appraisal Price of (an equivalent number of) shares of Class B Common Stock at the time ARAMARK gives notice that it is exercising its Call option and (ii) the Appraisal Price of (an equivalent number of) shares of Class B Common Stock at the date of termination of employment, plus in the case where ARAMARK gives notice it is exercising its Call option more than 120 days after the date of termination of employment, 8% simple interest on such amount from the date of termination of employment through the date ARAMARK gives notice that it is exercising its Call option. ARAMARK shall satisfy its obligations to purchase shares upon the exercise of such Calls with cash up to the least of $100,000, or the Management Investor's highest annual base salary as an employee of ARAMARK, or 10% of the aggregate purchase price for such Called shares and, at the Company's option, with cash and/or Promissory Notes valued at their principal amount for the remainder.

7.      Involuntary Transfer of Shares.

        7.01 Certain Involuntary Transfers; Seller's Notice. Except for involuntary transfers (by foreclosure or otherwise) to ARAMARK of shares of Common Stock pledged to ARAMARK, in the event a Stockholder shall involuntarily transfer directly or

                                      A-7
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT indirectly any or all of his or her shares, for any reason other than as a result of those events specified in Section 6, such Stockholder shall give written notice within 30 days of such involuntary transfer (the "Stockholder Notice") to ARAMARK, with a copy to the Transferee, stating the fact that the involuntary transfer occurred, the reason therefor, the date of the transfer, the name and address of the Transferee and the number of shares acquired by the Transferee (the "Acquired Shares"). For purposes of this Section 7 an involuntary transfer shall include, without limitation, a court-ordered transfer, constructive trust or other device designed to transfer economic benefit of share ownership.

        7.02 Right to Repurchase. For a period of 60 days from the date of receipt of the Stockholder Notice or, failing receipt of such notice, 60 days from the date ARAMARK sends written notice to the Transferee that the transfer is deemed to be an involuntary transfer subject to repurchase under this Agreement, ARAMARK shall have an irrevocable and exclusive option to buy all of the Acquired Shares, exercisable in the same manner as provided in Section 4.01, and the provisions of such applicable Section shall be followed in their entirety except that the purchase price shall be as provided in Section 7.03.

        7.03 Purchase Price. The purchase price for shares purchased pursuant to
Section 7.02 shall be payable in cash and shall be equal to the Appraisal Price of (an equivalent number of) shares of Class B Common Stock at the time ARAMARK gives notice that it is exercising its Call option.

8.      Limited Access to Information.

        8.01 No Duty to Disclose Information. Each of the parties to this Agreement acknowledges and agrees that it is in the best interests of ARAMARK and the Stockholders taken as a whole for ARAMARK to be able to conduct orderly transactions in Common Stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment and otherwise), and for ARAMARK concurrently to be able to consider from time to time on a confidential basis potential transactions which could affect the fair market value and/or the Appraisal Price of the Common Stock. Each of the parties to this Agreement acknowledges and agrees that, at the time of a sale by a Stockholder of shares of Common Stock pursuant to this Agreement, there may have occurred or be proposed or pending an event or a transaction that could affect the Appraisal Price of the Common Stock, and that the Appraisal Price of the Common Stock (and, accordingly, the repurchase price) may be substantially less than the fair market value as of the current date, and further acknowledges and agrees that ARAMARK may have valid business reasons not to, and in any case shall not be required to, disclose any event or transaction that may have occurred or be proposed or pending at the time of any such sale.

        8.02 Sale of ARAMARK Following Call. In the event that any entity, person, or any group of persons acting in concert (excluding the Management Investors as a group), acquires in any manner shares of Common Stock with 50% of the ordinary voting rights of the outstanding shares of Common Stock or in the event of the redemption or repurchase of all the shares of Common Stock in connection with a sale of all or substantially all the assets of ARAMARK, or the winding up, dissolution or liquidation of ARAMARK, within 90 days from the date of a sale pursuant to Section 6.01 then, subject to the Loan Agreements, ARAMARK and/or the purchaser of such shares of Common Stock with 50% of the ordinary voting rights of the outstanding shares of Common Stock shall pay to the Holders whose shares have been so purchased the excess, if any, of the amount per share realized by ARAMARK's stockholders upon such acquisition, redemption, repurchase, winding up, dissolution or liquidation over the purchase price per share paid to such Holders pursuant to Section 6 less the interest paid on any Promissory Notes paid as consideration for such stock and less a financing cost for carrying such stock for any cash received, based on an interest rate equal to the rate paid by ARAMARK under the Loan Agreements at the date of payment hereunder, for the period from the date of payment to such Holders pursuant to
Section 6 to the date of such acquisition, redemption, repurchase, winding up, dissolution or liquidation, for each share purchased by ARAMARK. Determination of whether or not any such payment is appropriate, and the amount of such payment, shall be made by the Board of Directors; and such determination shall be conclusive and binding on all parties hereto.

9. No Right to Continued Employment. Neither this Agreement nor the ownership of Common Stock by a Management Investor shall confer upon any Management Investor any right to continue in the employ of ARAMARK or any of its Subsidiaries or limit in any respect the right of ARAMARK or its Subsidiaries to terminate his or her employment at any time.

                                      A-8
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

10. Closing.

        10.01 Closing Date; Purchase Price. Any selling Stockholder and ARAMARK, as purchaser, of shares of Common Stock pursuant to Section 4, 5, 6 or 7 shall mutually determine a closing date (the "Closing Date") which, unless this Agreement otherwise explicitly provides, shall be not more than 60 business days after ARAMARK gives notice that it will purchase such shares; provided, however, that absent agreement, the Closing Date shall be the business day determined by ARAMARK. In respect of shares of Common Stock distributed by any employee benefit plan upon termination of employment, the Closing Date shall be such date selected by ARAMARK consistent with the orderly administration of such plan.

        Notwithstanding anything in this Agreement to the contrary, the Closing Date may be delayed in any case in which ARAMARK cannot, in compliance with the Loan Agreements or applicable law, purchase any shares of Common Stock that it is otherwise obligated to purchase until the earliest practicable date when such closing may be effected in compliance with such Loan Agreements or applicable law. The closing shall be held at 11:00 a.m., local time, at the offices of ARAMARK or at such other time or place as the parties may agree.

        The determination date of the Appraisal Price shall be appropriately changed if the Closing Date is delayed in accordance with the foregoing paragraph.

        10.02 Shares No Longer Outstanding. If a selling Stockholder shall fail to deliver the certificates representing the shares of Common Stock to be sold or shall otherwise fail to perform any obligation required to be performed at the closing and ARAMARK shall have been ready to purchase such shares at the closing, then effective at the closing, such shares shall no longer be deemed to be outstanding, and all rights of the holder thereof as stockholder of ARAMARK (except the right to receive from ARAMARK the purchase price therefor) shall cease.

        10.03 Deliveries at Closing; Method of Payment of Purchase Price. On the Closing Date, any selling Stockholder shall deliver certificates with appropriate transfer tax stamps affixed and with stock powers endorsed in blank, representing the shares of Common Stock to be purchased, and ARAMARK, as purchaser shall deliver to such Stockholder the purchase price which is payable in cash (or by wire transfer or check) and the other consideration, if any, to be given in exchange for such shares. In addition, if the person selling shares is the personal representative of a deceased Stockholder, the personal representative shall also deliver to the purchaser or purchasers (i) copies of letters testamentary or letters of administration evidencing his or her appointment and qualification, (ii) a certificate issued by the Internal Revenue Service pursuant to Section 6325 of the Code discharging the shares being sold from liens imposed by the Code and (iii) an estate tax waiver issued by the state of the decedent's domicile.

11. Term. The terms and provisions of this Agreement which relate to Management Investors may be terminated by an instrument in writing signed by Management Investors who hold, in combination with their Permitted Transferees, at least the majority of the Common Stock held by Management Investors and their Permitted Transferees and by ARAMARK. The terms and provisions of this Agreement which relate to Outside Investors shall terminate on April 7, 2008 or, if earlier, on the closing date of the first to occur of (i) any merger or other business combination of ARAMARK with or into any other corporations, except a merger or other business combination in which the stockholders of ARAMARK immediately prior thereto constitute more than a majority of the stockholders (by value of equity securities held) following such merger, and (ii) the sale of shares of Class A Common Stock to the public pursuant to an underwritten, registered public offering under the Securities Act of 1993, as amended (the "Securities Act") as a result of which offering the public (including for this purpose all purchasers in the underwriting irrespective of any relationship with ARAMARK) owns 10% or more of the outstanding shares of Class A Common Stock, provided such shares have a fair market value equal to at least $25,000,000 at the time of the offering.

        Notwithstanding the foregoing, the restrictive terms and provisions set forth herein with respect to the rights and obligations of Management Investors shall terminate, effective upon or after the occurrence of a public offering pursuant to clause (ii) above, to the extent the existence of such terms and provisions would impair the ability of ARAMARK to list its Common Stock on the New York Stock Exchange or, in the written opinion of the lead underwriter, significantly impair the value of the Common Stock proposed to be sold in a public offering.

                                      A-9
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

12. Registration of Common Stock. In the event of any registration under the Securities Act and public offering of Common Stock, each Stockholder shall, at a meeting convened for the purpose of amending the Certificate of Incorporation, vote to increase the authorized number of shares of Common Stock and, if necessary, to subdivide the outstanding shares of Common Stock of ARAMARK, in both instances as recommended by a majority of the members of the Board in order to effectuate such public offering.

13. Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

14. Notices. All notices, statements, instructions or other documents required to be given hereunder, shall be in writing and shall be given either personally, or by mailing the same in a sealed envelope, first-class mail, postage prepaid, addressed to ARAMARK at its principal offices to the attention of the General Counsel and to the other parties at their addresses reflected in the stock records of ARAMARK, or sent by telegram, telex, telecopy or similar form of telecommunication. Each Stockholder, by written notice given to ARAMARK in accordance with this Section 14 may change the address to which notices, statements, instructions or other documents are to be sent to such Stockholder. All notices, statements, instructions and other documents hereunder that are mailed shall be deemed to have been given on the date of mailing.

15. Cooperation. ARAMARK agrees that it will use all reasonable efforts under the circumstances to help any Stockholder desiring to dispose of its Common Stock pursuant to the provisions of this Agreement to do so.

16.     Miscellaneous.

        16.01 Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. The provisions of this Agreement are for the sole benefit of the parties hereto and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons. If any Transferee of any Stockholder shall acquire any shares of Common Stock, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

        ARAMARK may assign to any other Person its rights with respect to any specific transaction pursuant to Section 4, 5, 6 or 7, provided that Person complies with the provisions of Section 2.03.

        16.02 Governing Law. Regardless of the place of execution, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be wholly performed in such State.

         16.03 Headings. Paragraph headings are inserted herein for convenience only and do not form a part of this Agreement.

        16.04 Entire Agreement; Amendment. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by the holders of at least three-fourths of the Common Stock held by the Institutional and Individual Investors (taken as a whole), and by Management Investors who hold (in combination with their Permitted Transferees) at least a majority of the Common Stock held by Management Investors and their Permitted Transferees, and by ARAMARK. In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors of ARAMARK to meet within 30 days following such amendment or modification or as soon thereafter as is practicable for the purpose of amending the Certificate of Incorporation and By-Laws of ARAMARK, as may be required as a result of such amendment or modification, and proposing such amendments to the stockholders of ARAMARK entitled to vote thereon, and such action shall be the first action to be taken at such meeting.

                                      A-10
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

        This amended and restated Agreement shall become effective upon the later of (i) December 14, 1994 and (ii) the date ARAMARK has received and holds duly executed (and not previously rescinded) instruments in writing approving such amended and restated Agreement from the required parties as provided in this Section 16.04.

         16.05 Inspection. A copy of this Agreement shall be filed with the Secretary of ARAMARK and kept with the records of ARAMARK and shall be made available for inspection by any stockholder of ARAMARK at the principal offices of ARAMARK.

        16.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [Signature Pages Omitted]

                                      A-11
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                                                                       EXHIBIT A

                                                        (to Amended and Restated
                                                        Stockholders' Agreement)

               THIS NOTE IS NOT TRANSFERABLE UNLESS AS A CONDITION
               PRECEDENT TO THE EFFECTIVENESS OF ANY TRANSFER THE
                  PAYEE HAS OBTAINED THE WRITTEN CONSENT OF THE
                      COMPANY AS TO THE PROPOSED TRANSFER.

                                   $----------

                                                      Philadelphia, Pennsylvania
                                                                  ________, 19__


                          SUBORDINATED INSTALLMENT NOTE

       1. For value received, ARAMARK CORPORATION (formerly The ARA Group, Inc. and ARA Holding Company), a Delaware corporation (the "Company"), hereby promises to pay to (the "Payee") the sum of $ in equal, annual installments of $ and one final installment of $ on each [April/October] 15 commencing on [April/October] 15, 19 , and to pay simple interest at the rate of % per annum on the unpaid balance thereof, semi-annually in arrears on each April 15 and October 15.

       2. The Payee may not sell, assign or otherwise transfer or encumber any portion of this Note or interest herein without first procuring the written consent of the Company, which consent the Company is under no obligation to provide. No transfer of this Note shall be effective unless such transfer is in compliance with the foregoing, including the requirements set forth in the legend provided for above.

       3. Both the principal of this Note and interest thereon are payable in lawful money of the United States of America at 1101 Market Street, Philadelphia, PA 19107, or such address of any subsequent principal executive office of the Company within the United States of America as the Company shall designate in writing to the Payee, or at the option of the Company, by check mailed to the Payee at such address for the Payee as is indicated on the books of the Company.

       4. This Note may be prepaid in full, or in part, any time, without premium or penalty. All prepayments shall be applied first to accrued interest and then to installments of principal in the order of their maturities.

       5. The indebtedness evidenced by this Note and the payment of the principal of and interest on this Note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness.

       5.1 "Senior Indebtedness" means the principal of, premium, if any, interest and any other amounts due on (1) all Indebtedness incurred, assumed or guaranteed by the Company, either before or after the date hereof, (excluding any debt which by the terms of the instrument creating or evidencing the same is not superior in right of payment to this Note), including, without limitation,
(a) any amount payable with respect to any lease, conditional sale or installment sale agreement or other financing instrument or agreement which in accordance with generally accepted accounting principles is, at the date hereof or at the time the lease, conditional sale or installment sale agreement or other financing instrument or agreement is entered into, or assumed or guaranteed by, directly or indirectly, the Company, required to be reflected as a liability on the face of the balance sheet of the Company, (b) any amounts payable in respect to any interest rate exchange agreement, currency exchange agreement or similar agreement and (c) any subordinated indebtedness of a corporation merged with or into or acquired by the Company; and (2) any renewals or extensions or refunding of any such Senior Indebtedness or evidences of indebtedness issued in exchange for such Senior Indebtedness.

       5.2 "Indebtedness" means (a) all items, except items of capital stock or of surplus or of general contingency reserves or of reserves for deferred income taxes, which in accordance with generally accepted accounting principles in effect on the date hereof should be included in determining total liabilities as shown on the liability side of a balance sheet of the Company as at the date of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by the Company, whether or not such indebtedness shall have been assumed, and (c) all indebtedness of others which the Company has directly or indirectly guaranteed, endorsed, discounted or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which the Company has agreed to supply or advance funds or otherwise to become liable directly or indirectly with respect thereto, including, without limitation, indebtedness arising out of the sale or transfer of accounts or notes receivable or any moneys due or to become due.

       6. In the event of any dissolution, winding up, liquidation or reorganization of the Company (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or any readjustment of debt, arrangement or composition among creditors or any other marshalling of the assets and liabilities of the Company or otherwise), then holders of Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment or distribution, directly or indirectly (including by way of set off) is made upon the principal of or interest on this Note, and to that end the holders of Senior Indebtedness shall be entitled to receive in payment thereof any payment or distribution of assets of the Company, whether in cash or property or securities, which may be payable or deliverable in any such proceeding in respect of this Note. The Payee irrevocably authorizes, empowers and directs all receivers, custodians, trustee, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries. Notwithstanding any statute, including without limitation the Federal Bankruptcy Code, any rule of law or bankruptcy procedures to the contrary, the right of the holders of the Senior Indebtedness to have all of the Senior Indebtedness paid and satisfied in full prior to the payment of any amounts due the payee under this Note shall include, without limitation, the right of the holders of the Senior Indebtedness to be paid in full all interest accruing on the Senior Indebtedness due them after the filing of any petition by or against the Company in connection with any bankruptcy or similar proceeding or any other proceeding referred to in paragraph 6 hereof, prior to the payment of any amounts in respect of the Note, including, without limitation, any interest due to the Payee accruing after such date.

       7. No payment, directly or indirectly (including by way of set off), shall be made by the Company with respect to the principal of or interest on this Note if (i) an event of default has happened with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding which if occurring prior to the stated maturity of such Senior Indebtedness, permits holders thereof upon the giving of notice or passage of time, or both, to accelerate the maturity thereof ("Senior Indebtedness Default") and has not been cured, (ii) a payment by the Company to or for the benefit of Payee would, immediately after giving effect thereto, result in a Senior Indebtedness Default, or (iii) full payment of all amounts then due for principal of (or premium, if any), interest or any other amounts due on Senior Indebtedness shall not then have been made or duly provided for. Upon the occurrence of any events described in (i), (ii) or (iii) described above, notwithstanding any event of default under this Note by the Company, the Payee may not accelerate the maturity of all or any portion of this Note, or take any action towards collection of all or any portion of this Note or enforcement of any rights, powers or remedies under this Note, or applicable law until the earlier of the date on which a Senior Indebtedness Default (or in the case of (iii) required payments shall have been duly provided for) have been cured or such Senior Indebtedness has been paid in full.

       8. In the event that, notwithstanding the foregoing, the Company shall make any payment prohibited by Section 6 or 7, then, except as hereinafter in this Section otherwise provided, unless and until any such Senior Indebtedness Default shall have been cured or waived or shall cease to exist, such payment shall be held in trust for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any

                                        2
            EXHIBIT A TO AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT instrument evidencing the Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of such Senior Indebtedness.

       9. Subject to the payment in full of all Senior Indebtedness at the time outstanding, the Payee shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until this Note shall be paid in full, and no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company from the proceeds that would otherwise be payable to the Payee, or by or on behalf of the Payee, shall as between the Company and the Payee, be deemed to be a payment by the Company to or for the account of holders of Senior Indebtedness.

       10. No holder of Senior Indebtedness shall be prejudiced in his or her right to enforce subordination of this Note by any act on the part of the Company. The above provisions in regard to subordination are intended solely for the purpose of defining the relative rights of the Payee on the one hand, and the holders of Senior Indebtedness, on the other hand, and nothing contained in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the Payee, the obligation of the Company, which is absolute and unconditional, to pay to the Payee, subject to the rights of the holders of Senior Indebtedness, the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, subject to the rights, if any, under the above subordination provisions, of holders of Senior Indebtedness to receive cash, property or securities of the Company payable in respect thereof.

       11. The principal of this Note and accrued unpaid interest thereon shall (if not already due and payable) upon written demand by the Payee become due and payable forthwith, if there shall have been a default in the payment of any interest on, or principal of, this Note when it becomes due and payable (but only if such payment is not prohibited by the provisions of this Note), and such default shall have continued for a period of 30 days after written notice of such default shall have been given to the Company and shall be continuing at the time of such written demand.

       12. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights under this Note shall operate as a waiver of any rights of the Payee.

       13. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered, or deposited in the mails, first-class, postage prepaid, or delivered to a telegraph office for transmission, if to the Payee, at such address for the Payee as is indicated on the books of the Company or if to the Company, at the address of the principal executive offices of the Company as provided above.

       14. This Note shall be governed by the laws of the State of Delaware.



                                                      ARAMARK CORPORATION


                                                      By:
                                                         -----------------------
                                                               Treasurer

                                        3
            EXHIBIT A TO AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                                                                         ANNEX B

                                                               Cumulative ISPO

                       GENERAL INSTRUCTIONS TO FORMS - B-1
                CUMULATIVE INSTALLMENT STOCK PURCHASE OPPORTUNITY

In this section, you will find the forms that you will need in order to complete transactions involving your Cumulative ISPO. Several copies of each form have been included. These forms have been color-coded for ease of reference. As you complete the forms, have your Ownership Statement handy, as you will need to transfer information from it onto the form(s).

We urge you to carefully read this Prospectus, as well as all of the other materials you have received, so that you will be fully informed of the terms and conditions of the Cumulative ISPO program and the payment options available to you.

-----------------------------------------------------------------------------------------------------------------------------------
There are several ways to finance your stock purchase. Of course, you may choose to utilize a combination of the methods listed below.
-----------------------------------------------------------------------------------------------------------------------------------
                                                     DEFERRED                          INTERNAL                    STOCK-FOR-
                           CASH                       PAYMENT                           MARKET                       STOCK
-----------------------------------------------------------------------------------------------------------------------------------
Who Is Eligible?   All grant holders.    All grant holders for all          All owners who have held        Owners who have held
                                         installments.                      shares at least 6 months from   shares at least 6
                                                                            purchase or from                months.  Can be used
                                                                            stock-for-stock exchange date.  for any Cumulative ISPO
                                                                                                            installment.  Only
                                                                                                            available to employees
                                                                                                            in U.S. and Canada.
-----------------------------------------------------------------------------------------------------------------------------------
What Is It?        Payment in full at    Deferring payment for up to 55%    Selling shares back to the      Exchanging shares you
                   the time of           of your purchase price,            company and applying all or     own (at the current
                   exercise.             including withholding taxes.  If   part of the proceeds toward     appraisal price), for
                                         you have already used Deferred     the purchase of more shares.    new ones (at your grant
                                         Payment for the exercise of a                                      exercise price).
                                         Cumulative ISPO grant, please contact
                                         Marie Paschall at (215) 238-3194 to
                                         determine the eligible amount for
                                         subsequent exercises.
-----------------------------------------------------------------------------------------------------------------------------------

THE FOLLOWING CHART INDICATES THE FORMS TO BE COMPLETED AND RETURNED ACCORDING TO THE INSTRUCTIONS AT THE BOTTOM OF THE PAGE.

-----------------------------------------------------------------------------------------------------------------------------------
      FOR THIS TRANSACTION . . .                    COMPLETE AND SUBMIT THESE FORMS . . .                  AND ALSO SEND IN . . .
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Stock
                                                                                                                    Certificates or
                                                          Deferred          Internal                                  Confirmation
                                                           Payment           Market                     Your Check   Statements For
                                                     Obligation Note(2)    Worksheet/     Stock-For-    Payable To       Shares
                                          Exercise      (White) - On         Request        Stock         ARAMARK      To Be Sold
                                          Form(1)        Reverse Of        Form(2)(3)     Worksheet       For Any    Exchanged, Or
                                          (Beige)      Note Worksheet       (Green)       (Gray)(2)      Balance(4)       Held
-----------------------------------------------------------------------------------------------------------------------------------
Stock Exercise (Purchase)                    X                                                                X
-----------------------------------------------------------------------------------------------------------------------------------
Deferred Payment                             X               X                                                X
-----------------------------------------------------------------------------------------------------------------------------------
Bank Loan                                    X               X
                                                      (Worksheet Only)
-----------------------------------------------------------------------------------------------------------------------------------
Stock Sale(3) (If applied to purchase)       X                                  X                             X              X
-----------------------------------------------------------------------------------------------------------------------------------
Stock-For-Stock Exercise                     X                                                 X              X              X
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Complete a separate form for each exercise.                      (3)  If you are not applying proceeds toward a purchase,
(2)  For multiple transactions, compile onto one form  per                 only submit the Internal Market form and the Stock
     registered  owner.  (Note:  If shares  are held  jointly in           Certificate(s) (or confirmation statement) for the
     your and your  spouse's  names,  that is  considered as one           shares you are selling.
     owner.                                                           (4)  Contact the person listed for your country on Page B-2.

                      CONTACT LIST AND MAILING INSTRUCTIONS

United States, Puerto Rico, Virgin Islands, Canada and Mexico - Must be received by ARAMARK by no later than January 15, 1999. Payment must be made to ARAMARK in U.S. dollars.

Contact:  Shareholder Services       Mail to:  First Union National Bank, N.A.
            Group                              Shareholder Services Group
          1-888-96-OWNER
          (1-888-966-9637)           . . . at one of the following addresses:

                                     o  If using regular mail:  P. O. Box 13675
                                                                Philadelphia, PA 19101-9024
                                     o  If using Certified/Return Receipt
                                        or Overnight Mail: 123 South Broad Street, MCPA 1328
                                                           Philadelphia, PA 19109

-------------------------------------------------------------------------------
      For the countries listed below, contact the representative indicated
                to obtain the exchange rate and any instructions
                 regarding your stock transactions and payment.
-------------------------------------------------------------------------------

United Kingdom and Scotland - Must be received by ARAMARK Plc no later than January 11, 1999.

Contact:  Gordon Campbell           Mail to:  Gordon Campbell
     Phone:  011-44-1189-596761               ARAMARK Plc
     FAX:  011-44-1189-580039                 Honey End Lane, Tilehurst,
                                              Reading, Berks RG3 4QL,
                                              England
-------------------------------------------------------------------------------

Germany and Czech Republic - Must be received by ARAMARK GmbH no later than January 11, 1999.

Contact: Uli Boepple                Mail to:  Uli Boepple
     Phone:(xx49/61 02) 745 280               ARAMARK GmbH
     FAX:  (xx49/61 02) 745 200               Martin - Behaim - Strasse 6, 63263
                                              Neu Isenburg, Germany
     E-mail:  uboepple@compuserve.com
-------------------------------------------------------------------------------

Belgium - Must be received by ARAMARK Belgium no later than January 11, 1999.

Contact:  Jean-Paul Fajgenblat      Mail to:  Jean-Paul Fajgenblat
     Phone:  02/663.49.40                     ARAMARK Belgium
     FAX:  02-663.49.60                       Europe House, Rue Maurice
                                              Charlent, 53, 1160
                                              BRUXELLES, Belgium

-------------------------------------------------------------------------------

Spain - Must be received by ARAMARK Spain no later than January 11, 1999.

Contact:   Agustin Riviere          Mail to:  Agustin Riviere
    Phone: 011-34-93-240-2141                 ARAMARK Spain
    FAX:   011-34-93-240-2450                 C/Aribau 200-210 5(degree),
                                              Barcelona 08036, Spain

                 EXERCISE FORM -- See General Instructions, page
                   B-1 SECTION I - WORKSHEET (Expires 1/15/99)

 -----------------------------------------------
 DETERMINING YOUR COST FOR SHARES
 -----------------------------------------------                                                                          Cumulative
      DEFINITION                                                           SOURCE                                         ISPO
      ----------                                                           ------
1     Grant Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Ownership Statement. . . . . . . . . . . . .   1
                                                                                                                              ------
2     This Year's Installment Number . . . . . . . . . . . . . . . . . .   Ownership Statement. . . . . . . . . . . . .   2
                                                                                                                              ------
3     Number of Shares Now Exercisable . . . . . . . . . . . . . . . . .   Ownership Statement . . . . . . . . . . . . .  3
                                                                                                                              ------
4     Grant Price Per Share . . . . . . . . . . . . . . . . . . . . . . .  Ownership Statement. . . . . . . . . . . . .   4   $
                                                                                                                              ------
5     Number of Shares You Want To Exercise . . . . . . . . . . . . . . .  Minimum 100 - Maximum can't exceed Line 3 . .  5
                                                                                                                              ------
6         Total Cost of Shares . . . . . . . . . . . . . . . . . . . . .   Line 4 x Line 5 . . . . . . . . . . . . . . .  6   $
                                                                                                                              ------

-------------------------------------
CALCULATING YOUR TAX
-------------------------------------
7     Current Appraisal Price Per Share (December Quarterly Appraisal) .   . . . . . . . . . . . . . . . . . . . . . . .  7   $11.90
                                                                                                                              ------
8     Appraisal Price x Shares Exercised . . . . . . . . . . . . . . . .   Line 5 x Line 7 . . . . . . . . . . . . . . .  8   $
                                                                                                                              ------
9     Total Appreciation Subject To Taxes . . . . . . . . . . . . . . . .  Line 8 - Line 6 . . . . . . . . . . . . . . .  9   $
                                                                                                                              ------
10    Total Withholding Tax Due At Purchase . . . . . . . . . . . . . . .  Line 9 x .38 (Canada-based employees enter
                                                                           ("0") . . . . . . . . . . . . . . . . . . . .  10  $
                                                                                                                              ------
11        Total Amount Due . . . . . . . . . . . . . . . . . . . . . . .   Line 6 + Line 10 . . . . . . . . . . . . . .   11  $
                                                                                                                              ------

 ------------------------------------------------------------------------------------------------
 DETERMINING YOUR DEFERRAL -- (Also complete White Deferred Payment Obligation Note)
 ------------------------------------------------------------------------------------------------
12    Payment Amount You Want To Defer . . . . . . . . . . . . . . . . .   Line 6, White Deferred Payment Worksheet . .   12  $
                                                                                                                              ------
13    Balance After Deferral . . . . . . . . . . . . . . . . . . . . . .   Line 11 - Line 12 . . . . . . . . . . . . . .  13  $
                                                                                                                              ------

 -----------------------------------------------------------
 EXCHANGING OR SELLING SHARES OR BANK LOANS
 -----------------------------------------------------------
14    Number Of Shares Exchanged (U.S. and Canada Employees Only) . . . .  Line 6, gray Stock-For-Stock Worksheet. . . .  14  $
                                                                                                                              ------
15    Appraisal Price x Shares Exchanged . . . . . . . . . . . . . . . .   Line 7, gray Stock-For-Stock Worksheet . . .   15  $
                                                                                                                              ------
16    Proceeds From Internal Market - Enclose certificates & green         Line 5, green Internal Market Worksheet . . .  16  $
        worksheet                                                                                                             ------
17    Proceeds From Authorized Bank Loan For This Exercise (If applicable) Bank Name _____________________________        17  $
      (Be sure to complete Items 11 and 12 on white Deferred Payment Obligation Worksheet)                                    ------

 --------------------------
 EXERCISE SUMMARY
 --------------------------
18    Total Cash Due (Everyone Must Complete): . . . . . . . . . . . . .   Line 13 - Line 15 - Line 16 - Line 17 . . . .  18  $
                                                                                                                              ------
19    Employees Outside U.S. And Canada: Currency Exchange Rate*. .        Units of your country's currency per U.S.
                                                                           Dollar. . . . . . . . . . . . . . . . . . . .  19
                                                                                                                              ------
20    Employees Outside U.S. And Canada: Total Cash Due (send check for this amount in your own country's currency to the contact person
      listed on page B-2). . . . . . . . . . . . . . . . . . . . . . . .   Line 18 x Line 19 (Local Currency) . . . . .   20
                                                                                                                              ------
21    Shares Exercised . . . . . . . . . . . . . . . . . . . . . . . . .   Line 5 . . . . . . . . . . . . . . . . . . .   21
                                                                                                                              ------
22    Shares Exchanged - Enclose Certificates And Gray Worksheet . . . .   Line 14 . . . . . . . . . . . . . . . . . . .  22
                                                                                                                              ------
23    Number Of New Shares Acquired . . . . . . . . . . . . . . . . . . .  Line 21 - Line 22 . . . . . . . . . . . . . .  23
                                                                                                                              ------

------------------------------------------------------------------------------------------------------------------------------------
           COMPANY USE ONLY FOR EMPLOYEES OUTSIDE THE U.S. AND CANADA
24    Withholding Tax Paid By Employee . . . . . . . . . . . . . . . . .   Lesser of Line 10 and Line 18. . . . . . . .   24  $
                                                                                                                              ------
25    Withholding Tax Payable By Parent Company. . . . . . . . . . . . .   Line 10 - Line 24. . . . . . . . . . . . . .   25  $
                                                                                                                              ------
26    Withholding Tax Payable To Local Government . . . . . . . . . . . .  Line 19 x (Line 24 + Line 25) (Local           26
                                                                                                                              ------
27    Purchase Price Paid By Employee . . . . . . . . . . . . . . . . . .  Line 18 - Line 24. . . . . . . . . . . . . .   27  $
                                                                                                                              ------
28    Net Due To (From) Parent Company. . . . . . . . . . . . . . . . . .  Line 27 - Line 25 . . . . . . . . . . . . . .  28  $
                                                                                                                              ------
29    Employee's Taxable Income From Exercise . . . . . . . . . . . . . .  Line 9 x Line 19 (Local Currency). . . . . .   29
                                                                                                                              ------
------------------------------------------------------------------------------------------------------------------------------------

* Available from contact listed on page B-2, Contact List and Mailing Instructions.

                    SECTION II - REGISTRATION AND SIGNATURES

Shares must be registered initially either in your name or in the names of you and your spouse, as joint tenants. If shares are to be registered jointly in the names of both you and your spouse, you must print both names below, enter your Social Security number, if applicable, and you both must sign. If you are deferring payment, you (and your spouse, if applicable) must also complete and sign the Deferred Payment Obligation form. Your shares will be registered to the address to which the Prospectus containing the exercise form was mailed. If you have moved or the address is otherwise incorrect, please complete and return the blue Address Change Card.

I/We hereby represent, warrant, and agree as follows:
A. I/We have received and read copies of (a) the Prospectus dated December 1, 1998, including the Amended and Restated Stockholders' Agreement and (b) ARAMARK's annual report on Form 10-K.
B. I/We have full power and authority to enter into the Amended and Restated Stockholders' Agreement.
C. By signing below, I/We hereby execute and deliver and agree to be bound by the Amended and Restated Stockholders' Agreement.
D. I/We will, upon request, execute any additional documents necessary or desirable for me/us to become a party to the Amended and Restated Stockholders' Agreement.
E. By signing below, I/we agree to permit additional amounts to be withheld and/or refunded in subsequent pay periods to meet tax withholding calculated by the company.

Print Name(s)                            Signature(s)                            Social Security Number         Date

-----------------------------------      -----------------------------------     -----------------------        -----------------

-----------------------------------      -----------------------------------     -----------------------        -----------------

Home Phone #:                Business Phone #:              Business Unit:               Component #:
             ---------------                  --------------              ---------------            ---------------

See Page B-2, Contact List and Mailing Instructions, for payment and mailing instructions as well as the date that your exercise forms and payment must be received by ARAMARK or your country's headquarters, if applicable.

                                                    EXPIRATION: January 15, 1999

       DEFERRED PAYMENT OBLIGATION -- See General Instructions, page B-1

-------------------------------------------------------------------------------
                                  INSTRUCTIONS

1. Insert the Total Amount Being Deferred (Line 7 from the Deferred Payment Obligation Note Worksheet on the reverse) in the first paragraph below.

2. Insert the Total Shares Pledged to ARAMARK (Line 18 from the Deferred Payment Obligation Note Worksheet on the reverse) in the second paragraph below.

3. Print and sign your name exactly as on the Note Worksheet and applicable Exercise Forms. If your spouse signed the Exercise Form, he/she must also sign this Deferred Payment Obligation form. By signing this form, your spouse joins in the agreement you are making to pay the amount of the Deferred Payment Obligation.
-------------------------------------------------------------------------------

I/We promise to pay to the order of ARAMARK CD Company (a subsidiary of ARAMARK Corporation) if deferring less than $5,000 or ARAMARK Corporation if deferring $5,000 or more, $__________, and to pay interest from the date the associated exercise is effected at the rate of 7.75% per year, simple interest. Payment of the deferred obligation and interest will be due March 15, 2002, or on demand by the applicable payee, and may be prepaid at any time.

I/We grant to the applicable payee a security interest in_____________ shares of ARAMARK Common Stock (the "Pledged Shares") and agree that the Pledged Shares will be held as collateral by the applicable payee until the amount is paid in full. I/We understand and agree that, with respect to the Pledged Shares, ARAMARK Corporation will comply with instructions from the applicable payee without my/our further consent. If the amount is not paid when due, the applicable payee will be entitled to exercise the legal remedies available under applicable law. If any of the Pledged Shares are to be sold or otherwise transferred, then the amount will become due immediately.

This agreement may be assigned by the applicable payee at any time and will be governed by the laws of the Commonwealth of Pennsylvania.



------------------------------------   ---------------------------------------
(Print Name)                           (Print Name)


------------------------------------   ---------------------------------------
(Signature)                            (Signature)


------------------------------------   ---------------------------------------
(Date)                                 (Date)

See Page B-2, Contact List and Mailing Instructions, for payment and mailing instructions as well as the date that your forms and payment must be received by ARAMARK or your country's headquarters, if applicable.

                                                    EXPIRATION: January 15, 1999

                   DEFERRED PAYMENT OBLIGATION NOTE WORKSHEET

All Deferred Payment Obligations must be in same registration name. Complete separate worksheet and Note per registration.

Registration Name (Please print)    Social Security/Account #         Date
--------------------------------    -------------------------      ---------

--------------------------------    -------------------------      ---------

                                                          Use one Column for each exercise involving a Deferred Payment Obligation

                                                                       -------------------------------------------------
                                                                                         Exercise
                                                                       -------------------------------------------------
Line #                             Source                              #1       #2       #3        #4         #5
                                                                       -------------------------------------------------
      1 Grant Date                 Line 1 on beige exercise form
                                                                       -------------------------------------------------
                                                                       -------------------------------------------------
      2 Installment #              Line 2 on beige exercise form
                                                                       -------------------------------------------------
                                                                       -------------------------------------------------
      3 Total Amount Due           Line 11 on beige exercise form
                                                                       -------------------------------------------------
                                                                       -------------------------------------------------
      4 Maximum Percent            All installments, 55%.  If you have
        Deferral Allowed           previously deferred payment for an  -------------------------------------------------
                                   exercise of this grant, please
                                   contact Marie Paschall              -------------------------------------------------
                                   (215) 238-3194 for further details.
                                                                       -------------------------------------------------
      5 Maximum Dollar             Line 3 multiplied by Line 4
        Deferral Allowed                                               -------------------------------------------------
                                                                       -------------------------------------------------
      6 Actual Amount              Cannot exceed Line 5. Enter on Line
        You Want to Defer          12 of beige exercise form           -------------------------------------------------

Total Payment Amount You Want to Defer to be posted to the Deferred Payment Obligation Note.

      7 Total Amount being         Add all amounts on  Line 6. Record
        Deferred                   this amount on the reverse side of this                                               ----------
                                   Deferred Obligation Note as the total amount being deferred.                        7
                                                                                                                         ----------
Calculation of shares to be held by ARAMARK for Deferred Payment Obligation
                                                                                                                         ----------
      8 Minimum Value of Collateral Required (Line #7 multiplied by 1.33)                                              8
                                                                                                                         ----------
      9 Current Appraisal Price Per Share (December 1, 1998 appraisal price)                                           9   $11.90
                                                                                                                         ----------
     10 Number of Shares Needed as Collateral (Line #8 divided by Line #9; round up to next whole share)              10
                                                                                                                         ----------
     11 Bank providing loan        Name of bank recorded on Line #17 of beige exercise form           11
        (if applicable)                                                                                 ---------------------------

     12 Number of shares required by outside bank (per bank documentation) from current exercises to be held             ----------
        as collateral.                                                                                                12
                                                                                                                         ----------
                                                                       ------------------------------------------------------------
     13 Shares being acquired      Line 23 of beige exercise form   13
        in each exercise                                               ------------------------------------------------------------
                                                                                                                         ----------
     14 Total shares being
        acquired                   Add Line 13 for all exercises                                                      14
                                                                                                                         ----------

                                                                                                                         ----------
     15 Shares remaining from current exercises available for use as collateral (Line 14 minus Line 12)               15
                                                                                                                         ----------

     16 Additional shares, if any, needed to collateralize ARAMARK deferral (Line 15 less Line 10)
                                                                                                                         ----------
                                                        If the result is zero or more, fill in number on Line 16A    16A
                                                                                                                         ----------

                                                                                                                         ----------
                                                        If the result is less than 0 (meaning you have a collateral  16B
                                                        shortage), fill in number on Line 16B and complete Line 17       ----------
                                                        until Line 17G equals Line 16B

    17 Other shares to be         Identify other previously acquired                  Cert/Conf#           #shares
       pledged to ARAMARK         shares that are to be held                          ----------          --------
                                                                                  17A
                                                                                      ----------          --------
                                   by ARAMARK by                                  17B
                                                                                      ----------          --------
                                   Certificate or                                 17C
                                                                                      ----------          --------
                                   Confirmation #.  Shares                        17D
                                                                                      ----------          --------
                                   cannot be pledged for                          17E
                                                                                      ----------          --------
                                   any other deferred                             17F
                                   obligation or loan                                 ----------          --------       ----------
                                                                Total 17A through 17F . . . . . . . . . . . . . . . . 17G
                                                                                                                         ----------
     18 Total Shares
        Pledged to ARAMARK         Line 17G + Line 15 (must equal Line Record this amount on reverse as                  ----------
                                   Total Shares Pledged to ARAMARK                                                    18
                                                                                                                         ----------

                                                                                                                         ----------

THIS COMPLETED FORM AND UNSIGNED STOCK CERTFICATES ON LINE 17 MUST BE SUBMITTED AND RECEIVED IN ACCORDANCE WITH THE INSTRUCTIONS ON PAGE B-2.
                                                 EXPIRATION:  January 15, 1999

                                                                 Cumulative ISPO

                 SECTION I -- INTERNAL MARKET SALE REQUEST FORM
                       Use one form per registered owner.

INSTRUCTIONS: In this Section, you will be listing the certificate(s) or confirmation statement(s) that you are enclosing, and indicating the number of shares listed on each, and the number of shares you would like to sell.

NAME (PLEASE PRINT)                           ACCOUNT OR SOCIAL SECURITY NUMBER

-----------------------------------           ----------------------------------


-----------------------------------           ----------------------------------


------------------------------------------------
SALE OF COMMON SHARES -- CLASS B
------------------------------------------------

                                                      NO. OF SHARES                     NO. OF SHARES TO
                  CERTIFICATE/                        SHOWN ON THIS                     BE SOLD FROM THIS
LINE               STATEMENT            LINE           CERTIFICATE/         LINE           CERTIFICATE/
 NO.            NUMBER ENCLOSED          NO.            STATEMENT            NO.            STATEMENT
---             ---------------          ---            ---------            ---            ---------

   1a                                    1a                                  1a
----------------------------------------------------------------------------------------------------------
   1b                                    1b                                  1b
----------------------------------------------------------------------------------------------------------
   1c                                    1c                                  1c
----------------------------------------------------------------------------------------------------------
   1d                                    1d                                  1d
----------------------------------------------------------------------------------------------------------
   1e                                    1e                                  1e
----------------------------------------------------------------------------------------------------------
   1f                                    1f                                  1f
----------------------------------------------------------------------------------------------------------
   1g                                    1g                                  1g
----------------------------------------------------------------------------------------------------------
   1h                                    1h                                  1h
----------------------------------------------------------------------------------------------------------
   1i                                    1i                                  1i
----------------------------------------------------------------------------------------------------------
   1j                                    1j                                  1j
----------------------------------------------------------------------------------------------------------

                                                                                  (TOTAL SHARES TO BE SOLD
                                                                                  - COPY 1l TO LINE 1 ON
                                              (TOTAL SHARES SHOWN)                REVERSE)
---------- ---------------------------
1k   TOTAL SHARES                        1k                                  1l
(ADD 1a - 1j IN EACH COLUMN)
----------------------------------------------------------------------------------------------------------
TOTAL COMMON SHARES LEFT OVER
(1k MINUS 1l)                            1m
------------------------------------------------------------------------

Note: Shares used in stock-for-stock exchange or purchased within prior six (6) months cannot be sold. If shares to be sold are pledged under a prior Deferred Payment Obligation, Lines 4a, b, and c on front of form must also be completed.


           Complete Sections II and III on reverse side of this form.

                              (Please see reverse.)

   SECTION II -- INTERNAL MARKET WORKSHEET -- See General Instructions, p. B-1 PLEASE COMPLETE THE REVERSE SIDE FIRST. (Use one form per registered owner.)

-----------------------------------
SALE OF COMMON SHARES
-----------------------------------

1    Number of Common Shares to be Sold (Section I, Line 1l):.................................   1
                                                                                                    --------
2    Sale Price Per Common Share (December 1, 1998 appraisal price):..........................   2  $11.90
                                                                                                    --------
3    Total Sale Price of Common Shares (Line 1 x Line 2)......................................                      3    $
                                                                                                                         -----
Note: If shares to be sold are pledged under a prior Deferred Payment
      Obligation, Lines 4a, b, and c must also be completed.

---------------------------------------------
DISTRIBUTION OF TOTAL PROCEEDS
---------------------------------------------

4    Amount to be Applied to Pay Off Related Deferred Payment Obligation* (write "N/A" if not applicable)
     (a) Principal Due: ......................................................................  4(a)  $
                                                                                                      -----
     (b) Accrued Interest Due: ...............................................................  4(b)  $
                                                                                                      -----
     (c) Total Deferred Payment Due (Line 4a + Line 4b): .....................................                      4(c)  $
                                                                                                                          -----



5    Amount to be Applied to Current Exercise (if applicable)
     (a) Grant Date:__________................................................................   5(a)  $
                                                                                                       -----
     (b) Grant Date:__________................................................................   5(b)  $
                                                                                                       -----
     (c) Grant Date:__________................................................................   5(c)  $
                                                                                                       -----
     (d) Grant Date:__________................................................................   5(d)  $
                                                                                                       -----
     (e) Grant Date:__________................................................................   5(e)  $
                                                                                                       -----
     (f) Total (Lines 5a + 5b + 5c + 5d + 5e):................................................                      5(f)  $
                                                                                                                          -----
6    Cash Back to You (Line 3 minus Line 4c minus Line 5f):...................................                      6     $
                                                                                                                          -----
7    Total Distribution (Line 4c + Line 5f + Line 6) - Total must equal Line 3:...............                      7     $
                                                                                                                          -----

                   SECTION III -- INTERNAL MARKET REQUEST FORM

-------------------
SIGNATURES
-------------------

By signing below, you are offering to sell to ARAMARK the shares indicated in Line 1, subject to the terms and conditions of the Internal Market. You also are acknowledging that: you have full authority to sell the shares; you have received and read Form 10-K for fiscal 1998; you are under no obligation to sell; and the offer price is the most recent appraisal price, reflecting the shares' current lack of marketability and is substantially less than it would be if the shares were publicly traded. The Board reserves the right to reduce on a pro rata basis the number of Class B shares sold by all management owners in the Internal Market, depending upon the overall number of Class B shares submitted to the Company for sale. Subject to complying with applicable laws and regulations (including SEC Rule 13e-3), the Company will not repurchase shares of Class B Common stock from any stockholder if the repurchase causes such shares to be held of record by less than 300 holders. Please sign below exactly as your name(s) appear on the stock certificate(s).

Print Name(s)                               Social Security or Account Number(s)

----------------------------------          ------------------------------------

----------------------------------          ------------------------------------

Signature(s)                                Date

----------------------------------          ------------------------------------

----------------------------------          ------------------------------------



-------------------------------
DELIVERY ADDRESS(ES)
-------------------------------

================================================================================

Send Check For Net Sale Proceeds To:        Send Stock Certificate(s)** To:

------------------------------------        ------------------------------------

------------------------------------        ------------------------------------

================================================================================
* Call the ARAMARK Shareholder Services Group at 1-888-96-OWNER to obtain the exact amounts of Principal Due and Accrued Interest Due.

** In cases where the number of shares on the stock certificate(s) or confirmation statement(s) you are submitting exceeds the number of shares you are selling, a certificate for the balance will be sent to you upon request, by indicating an address above. If your shares are pledged to an outside lender, the lender may require that the stock certificate for unsold shares be returned to the lender.

See Page B-2, Contact List and Mailing Instructions, for mailing instructions as well as the date that your forms must be received by ARAMARK or your country's headquarters, if applicable.

                                                   EXPIRATION:  January 15, 1999

          STOCK-FOR-STOCK WORKSHEET -- See General Instructions, p. B-1

Note: Stock-for-stock transactions are available for all Installments. (Use one form per registered owner.) Stock-for-stock exchanges are advantageous for only U.S. and Canada based employees under current tax laws, therefore they are not available to employees based in countries other than the U.S. and Canada.

----------------------------------------------------------- ---------------------------------------------- ------------------------
              Employee Name (please print)                         Social Security or Account Number                  Date

----------------------------------------------------------- ---------------------------------------------- ------------------------

                                                                               Use One Column For Each Exercise
                                                                             Involving a Stock-For-Stock Exchange

                                                                   --------------------------------------------------------
                                                                                          EXERCISE
                                                                   --------------------------------------------------------
  Line
   #                   Definition                  Source             #1         #2          #3         #4         #5        Total
                                                                   -----------------------------------------------------------------
   1      Grant Date                    Line 1 on beige Exercise
                                        Form
                                                                                                                           N/A
                                                                   -----------------------------------------------------------------

                                                                   -----------------------------------------------------------------
   2      This Year's Installment #     Line 2 on beige Exercise
                                        Form
                                                                                                                           N/A
                                                                   -----------------------------------------------------------------

                                                                   -----------------------------------------------------------------
   3      Maximum Dollar Amount         Line 6 on beige Exercise
          Eligible To Be Covered By     Form
          Exchange                                                 $          $          $           $          $          $
                                                                   -----------------------------------------------------------------

                                                                   -----------------------------------------------------------------
   4      Approximate Dollar Value Of   Amount of Line 3 you wish
          Shares You Wish To Exchange   to cover via
                                        Stock-For-Stock (can't
                                        exceed Line 3)             $          $          $           $          $          $
                                                                   -----------------------------------------------------------------

                                                                   -----------------------------------------------------------------
   5      Current Appraisal Price Per
          Share (December Quarterly
          Appraisal)                                               $11.90     $11.90     $11.90      $11.90     $11.90     $11.90
                                                                   -----------------------------------------------------------------

                                                                   -----------------------------------------------------------------
   6      Number Of Shares To Be        Line 4 (above) / Line 5
          Exchanged                     (above).  Rounded down to
                                        next full share
                                                                   -----------------------------------------------------------------
                                                                              (Transfer to Line 14 of beige Exercise Form)

                                                                   -----------------------------------------------------------------
   7      Appraisal Price x Shares      Line 5 (above) x Line 6
          Exchanged                     (above)
                                                                   $          $          $          $           $          $
                                                                   -----------------------------------------------------------------
                                                                              (Transfer to Line 15 of beige Exercise Form)

                  SHARE EXCHANGE SUMMARY
                  ----------------------
                                                                                   NUMBER OF SHARES TO BE EXCHANGED
                                                                   -----------------------------------------------------------------
                                    Certificate     Shares Shown On
                                    Number(s)            This
                                    Enclosed          Certificate     #1         #2         #3         #4         #5        Total
                                    ------------------------------------------------------------------------------------------------

                                    ------------------------------------------------------------------------------------------------

Note:  Use additional               ------------------------------------------------------------------------------------------------
Stock-For-Stock Worksheets
if you are submitting more than     ------------------------------------------------------------------------------------------------
5 stock certificates
                                    ------------------------------------------------------------------------------------------------


                                                                   -----------------------------------------------------------------

                                                                   Totals
                                                                   -----------------------------------------------------------------
                                                                   Must Equal Line 6 Above For Each Exercise And In Total
                                                                   -----------------------------------------------------------------

THIS COMPLETED FORM AND UNSIGNED STOCK CERTIFICATES MUST BE SUBMITTED AND RECEIVED IN ACCORDANCE WITH THE INSTRUCTIONS ON PAGE B-2.

                                                    EXPIRATION: January 15, 1999